UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Expeditors International of Washington, Inc.

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Expeditors® 2019 Notice of Annual Meeting & Proxy Statement EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. CORPORATE HEADQUARTERS SEATTLE, WA

EXPEDITORS NOTICE OF ANNUAL MEETING & PROXY STATEMENT 2023 Strength through Adversity Unity Discipline Mission Relationships Integrity Commitment Diversity
Resolve Our People Expeditors International of Washington Inc. Corporate Headquarters Seattle, WA

March 21, 2023

To Our Stakeholders

A few words could describe how capably our company rose to meet the challenges that confronted us in 2022: “exceptional,” “outstanding,” and “magnificent” easily come to mind. In February 2022 we were tested by the sudden and profound disruption of a major cyber-attack, requiring us to shut down all of our critical systems until we could adequately assess the degree and extent of the attack. For the roughly three weeks of the shutdown, our freight booking and handling staff around the world worked tirelessly to expedite shipments by old-school methods – over the phones and with paper and pencil, at times even arranging shipments with competitors – in an all-out effort to support our customers and keep their freight moving.

Post-attack, Expeditors still managed to generate three of the most profitable consecutive quarters in our 41-years. Throughout most of 2022, we continued to face ongoing impacts of the severe, pandemic-induced global supply chain disruptions that led to crippling shortages of available capacity, soaring rates, and labor and equipment shortages around the globe. In typical fashion, Expeditors’ highly talented and motivated workforce turned each adverse event into another success for the Company.

Conditions rapidly began to reverse course in the fourth quarter, and in these early days of 2023 we look to be in a very different operating environment. Leading global economic indicators are flashing warning signals, and a great many of the supply chain disruptions that defined the pandemic era have dissipated. Industry volumes are declining, and plummeting rates are considerably below their COVID-era peaks. But rapidly changing operating conditions are nothing new to our highly professional organization, and we are shifting the mindset throughout our global network to adapt yet again. We added headcount to address the surging volumes and complexities encountered during the pandemic. Now that we are in much different operating environment, we are laser focused on controlling expenses and seeking revenue growth opportunities. Our experience and past success teach us we also need to prepare for the next cycle of global growth and increased activity. We will continue to invest in critical technology and new initiatives that will lead to profitable growth.

We cannot adequately express our gratitude to each and every dedicated Expeditors employee for their superhuman efforts following the cyber-attack; nor to the customers who stayed with us throughout the worst days of our systems shutdown; our highly valued carrier partners, who understood what we were enduring and knew that we would get past it; and the government authorities, who helped us find innovative workarounds and trusted us to do the right thing. To all of you, we simply say thank you.

We ask for your vote:

We ask you to vote FOR the Board’s nine recommended director nominees and three proposals put forth by the Board of Directors.

We also ask you to carefully evaluate and to vote AGAINST two shareholder proposals that we believe are unnecessary and costly for shareholders.

One shareholder proposal is substantively moot, since our policy on severance and termination payments is more restrictive than what the proposal recommends.

The other proposal asks we provide “DEI reports” on our hiring, retention, and promotion of employees. Equal opportunity to be hired and to succeed without regard to gender, race, ethnicity or sexual orientation is a fundamental principle at Expeditors. Our employee-first approach focuses on the substance of achieving a breadth of perspectives at all levels. We support initiatives that expand opportunities for underrepresented groups. We make all employees feel welcome and provide equal access to career development opportunities. We are grateful and proud that an overwhelming majority of our employees believe in our culture and share in our drive to succeed. They are the reason we do succeed.

We thank you for investing with us and remain dedicated to sustaining your trust.

On behalf of the entire Board of Directors, we thank our employees, customers, service providers, communities and you, our shareholders, for your continued support and your investment in our business.

Sincerely,

/s/ Robert P. Carlile

Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Tuesday	• Election of Directors
May 2, 2023	• Approve (advisory) Named Executive Officer Compensation
8:00 A.M. Pacific Time	• Approve (advisory) the Frequency of Advisory Votes on Executive Officer Compensation
• Ratification of Independent Registered Public Accounting Firm
• Vote on two shareholder proposals, if presented at Meeting
Expeditors International
3545 Factoria Blvd SE
Bellevue, WA 98006	Record Date: Close of business on March 7, 2023

Attending the Annual Meeting

Attendance at the Meeting is limited to shareholders able to present evidence of ownership as of the Record Date. All shareholders must be prepared to present valid photo identification to be admitted to the Meeting. Cameras (including cellular phones), recording devices and other electronic devices, and the use of cellular phones, will not be permitted at the Meeting. Representatives will be at the entrance to the Meeting, and these representatives will have the authority, on the Company’s behalf, to determine whether the admission policy and procedures have been followed and whether you will be granted admission to the Meeting.

Availability of Proxy Materials

This Notice of Annual Meeting of Shareholders and related proxy materials are being distributed or made available to shareholders beginning on or about March 21, 2023. This includes instructions on how to access these materials (including our Proxy Statement and 2022 Annual Report to shareholders) online.

Please vote your shares

We encourage shareholders to vote promptly, as this will save the expense of additional proxy solicitation.

You may vote in the following ways:

By Order of the Board of Directors,

Expeditors International of Washington, Inc.

/s/ Jeffrey F. Dickerman

Jeffrey F. Dickerman

Corporate Secretary

Bellevue, Washington

March 21, 2023

Notice of Annual Meeting & Proxy Statement | 1

PROXY SUMMARY

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Expeditors International of Washington, Inc. (the Company, Expeditors, we, us, our) for use at the Annual Meeting of Shareholders (the Annual Meeting). This proxy summary is intended to provide a broad overview of the items that you will find elsewhere in this Proxy Statement. As this is only a summary, we encourage you to read the entire Proxy Statement for more information about these topics prior to voting.

Meeting Agenda & Voting Recommendations

Proposal	Board's Voting Recommendation		Page
No. 1: Election of Directors	✓	FOR (each nominee)	6

No. 2: Advisory Vote to Approve Named Executive Officer Compensation	✓	FOR	21

No. 3: Advisory Vote to Approve Frequency of Advisory Votes on Executive Officer Compensation	✓	1 YEAR	35

No. 4: Ratification of Independent Registered Public Accounting Firm	✓	FOR	36

No. 5: Shareholder Proposal: Shareholder Ratification of Excessive Termination Pay	X	AGAINST	38

No. 6: Shareholder Proposal	X	AGAINST	40

2020-2022 Financial Performance

(Data in millions except dividends and earnings per share (EPS))

Despite ongoing global supply chain disruptions, scarce capacity, historically high and volatile buy and sell rates, and shortages of labor and equipment – not to mention a cyber-attack that prompted us to proactively shut down all of our critical systems for approximately three weeks – we grew revenues by 3%, generated more than $2 billion in operating cash flow, and returned $1.8 billion to shareholders via stock repurchases and dividends as 2022 was one of the most profitable years in our Company’s history. Last year also marked the beginning of the end of many of the disruptions that so severely impacted the worldwide transportation industry throughout the COVID-19 pandemic. As we start 2023, Expeditors is adjusting to a very different operating environment that has been altered in so many ways, from how people shop and to where they work, and, with not less but more uncertainty than prior to COVID-19. Even as conditions change, Expeditors’ mission remains the same: to provide solutions and the highest level of service to our customers around the world.

2022 Highlights

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While operating in a highly tumultuous global trade market throughout 2022, as COVID-driven constraints continued to severely impact our employees, as well as shippers and their supply chains, we delivered outstanding operational performance and strong financial results that demonstrate once again that customers can and do rely on Expeditors.

Notice of Annual Meeting & Proxy Statement | 2

•
In February 2022, we suffered – and recovered – from a potentially devastating cyber-attack that forced us to take all our critical systems offline for approximately three weeks to assess the impact. All throughout, we continued to move freight on behalf of our customers. We remain vigilant and continue to bolster our defenses against potential future attacks.
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We performed a Materiality Assessment to form the basis for our ESG focus in an effort to satisfy the many varied and ever-changing shareholder demands for additional ESG disclosure as we wait for additional requirements from the SEC.
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We continue to tap into our deep and wide bench of highly qualified individuals by rotating our senior leaders across functions.
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We engaged, both in person and virtually, with shareholders representing more than 53% of our shares in 2022.
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In 2022, we maintained our rare status as a “Dividend Aristocrat,” which refers to companies in the S&P 500 index that have paid and increased their base dividend every year for at least 25 consecutive years.

Vote NO on Shareholder Proposals 5 and 6

•
Our Board of Directors recommends a vote AGAINST Shareholder Proposal 5, because our policy on severance and termination payments is more restrictive than what the proponent recommends.
•
Our Board of Directors recommends a vote AGAINST Shareholder Proposal 6. The Board agrees that the business outcomes implied in the request are important; in fact, they are central elements of our 41 years of culture, history, and values. However, a DEI Initiatives report would not reflect nor do justice to how our global business operates and would not be illuminating. Moreover, it would require resources to develop and would not advance an understanding of risks or opportunities for our global workforce.

ENHANCING OUR COMMITMENT TO SUSTAINABILITY

Expeditors has always been committed to the fundamental values of good environmental, social and governance (ESG) corporate citizenship since our Company’s inception. Indeed, this commitment is part of our business model and is reflected in the various long-standing mechanisms that we have put in place to promote the best interests of all Expeditors’ stakeholders – including our shareholders, employees, service providers, customers, and communities. Our commitments and their results have not gone unnoticed: In 2022, we obtained a “low risk” ESG rating from Sustainalytics/Morningstar, ranking in the top 7% of firms in our industry group.

Because we believe that ESG is intrinsically linked to our strategy, we conducted a third-party Materiality Assessment in 2022. In addition, we also appointed our first Director of Environmental Sustainability and set our own Scope 1 & 2 CO2 emissions reduction targets. As we gain momentum with these steps forward, we will continue to focus on making a difference not only by managing our own emissions, but also by collaborating with our customers and service providers – something we are well-positioned to do because we operate as an intermediary at the supply chain orchestration level (i.e., we are non-asset based, meaning that we do not own or operate any airplanes, ships or trucks).

Additional information about our programs to sustain a healthy environment and reduce greenhouse gas emissions, as well as our approach to social responsibility and sound governance is set forth on pages 19-20 of this proxy statement, and can also be found in our latest ESG report, which is updated annually: www.expeditors.com/sustainability.

Our Compensation Program in Brief

The 2008 Executive Incentive Compensation Plan (“Incentive Compensation Plan”) is a primary component of our compensation program. This shareholder-approved plan has been in place since 1985 and is designed to drive superior financial results and is effective because of its simplicity, transparency, and focus on a key operating metric: U.S. GAAP operating income. The unique design of The Plan incentivizes our management team to continually increase our GAAP operating income, which in turn drives long-term shareholder value.

GAAP operating income is comprehensive, simple, objective, and easily understood. It drives both short- and long-term growth, efficiency, creates a prudent and entrepreneurial environment, and rewards management for delivering profitable results.

We use GAAP operating income because we believe that management must be held accountable for our results, regardless of external market forces that may adversely affect the level of bonus payouts. It creates a culture of

Notice of Annual Meeting & Proxy Statement | 3

shared economic interests among our top managers and ensures a universal and daily focus on the achievement of superior financial results. Equally important, our focus on continual improvement in operating income drives long-term shareholder value creation.

Company performance funds an Incentive Pool with up to 10% of our U.S. GAAP operating income before bonus. The Incentive Pool is paid out at a fixed percentage of operating income, with fluctuations in the amounts paid directly linked to actual changes in operating income, aligning both the short- and long-term interests of employees and shareholders. Furthermore, no incentive payments will be made for a quarter in which we have no or negative operating income, and any cumulative operating losses, should they occur, must be made up by future operating income before we would start to fund the Incentive Pool for incentive payments.

We believe this policy protects shareholder interests while strongly incentivizing our management team to maintain and increase positive operating income every fiscal quarter. We encourage you to read further details of The Plan in our Compensation Discussion & Analysis.

Over the years we have increasingly shifted the balance of our compensation towards equity-based incentives via Restricted Stock Unit and Performance Stock Unit programs for all executives, as we remain fully committed to a strong pay-for-performance compensation philosophy that is unique to our culture and that is right for our shareholders, our customers and our employees.

Compensation Highlights

We value our shareholders’ views on Named Executive Officer (NEO) compensation and our incentive compensation programs. We continue to extend outreach and regularly engage with those representing half of the outstanding shares to understand their perspectives on our Company performance, including our compensation programs. Shareholders supported our annual advisory vote on NEO compensation by an average of 92% over the past three years by voting FOR our proposals.

Total compensation to our CEO and to our other NEO decreased 17% and 19%, respectively, from 2021 primarily due to participation in our Incentive Compensation Plan. While our shareholder-approved Incentive Compensation Plan performed as designed in 2022, delivering performance-based compensation tied directly to operating income, the Compensation Committee of the Board of Directors took the following actions to reduce the growth of NEO compensation:

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Reduced allocations of the Incentive Pool to NEO by 5% beginning April 1, 2022.
•
Reduced payouts to our CEO by $1.2 million and our other NEO by an average of $841,000 each.
•
Reduced payouts to NEO by 5% in the fourth quarter 2022 because the Company did not grow by 5%.

Highlights of our compensation program include:

―	A minimum 5% growth in quarterly operating income is required for senior managers to earn an unreduced payout from the Incentive Compensation Plan
―	Pay for performance (over 85% of NEO pay is 'at risk' and directly linked to performance)
―	No guaranteed bonuses
―	No retirement bonuses
―	No perquisites
―	NEO allocation of the Executive Incentive Compensation Pool is reduced over time
―	NEO allocation of the Executive Incentive Compensation Pool is limited to preset allocation percentages
―	NEO Executive Incentive Compensation is strictly tied to U.S. GAAP operating income
―	Incentive compensation is subject to clawback policy
―	Double trigger vesting of unvested equity upon a change in control

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DIRECTOR IDENTIFICATION & NOMINATION PROCESS

The Policy on Director Nominations, which can be found on the Company’s website at https://investor.expeditors.com, describes the process by which Director nominees are selected by the Nominating and Corporate Governance Committee, and includes the criteria the Committee will consider in determining the qualifications of any candidate for Director. In reviewing candidates for the Board, the Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing Directors for re-election, the individual’s contributions to the Board are also considered.

The Committee annually reviews its nomination procedures to assess the effectiveness of the Policy on Director Nominations. The Committee considers candidates for Director who are recommended by its members, by management, and by search firms retained by the Committee. Per the Policy on Director Nominations, the Committee will also consider any candidate proposed by a shareholder satisfying certain notice provisions and will take into account the size and duration of the recommending shareholder's ownership. In addition, the Committee ensures that, with respect to any new candidates recruited from outside the Company, the initial list of new candidates includes qualified female and racially/ethnically diverse individuals. Furthermore, the Committee will instruct any retained search firms to include the same on their initial lists of potential candidates submitted to the Committee.

All candidates for Director who, after evaluation, are then recommended by the Committee and approved by the Board of Directors will be included in the Company’s recommended slate of Director nominees in its Proxy Statement.

In addition, any shareholder or group of up to 20 shareholders that has continuously beneficially owned at least 3% of the Company’s Common Stock for at least three years, and who satisfies certain notice, information and consent provisions, may nominate up to 20% of the Directors standing for election and include such nominees on the Company's proxy statement pursuant to the Company's proxy access rights. Lastly, a shareholder may nominate a Director candidate for election outside of the Company's proxy statement if the shareholder complies with the notice, information and consent provisions of Article II of the Company’s Bylaws, which can be found on our website at https://investor.expeditors.com.

Our Bylaws and our Policy on Director Nominations require any notice for Director nominees for shareholder consideration or recommendation of candidates to the Committee be submitted by certain deadlines, which are explained in detail under the heading “Deadlines for Shareholder Proposals for the 2024 Annual Meeting of Shareholders.”

Notice of Annual Meeting & Proxy Statement | 5

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The Company’s Bylaws require a Board of Directors composed of not less than six nor more than 11 members. The Board is currently comprised of nine members. Expeditors’ Directors are elected at each Annual Meeting to hold office until the next Annual Meeting or until the election or qualification of his or her successor. Any vacancy resulting from the non-election of a Director may be filled by the Board of Directors. The nine nominees are named below. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

Nominees for Election

This year’s nominees consist of seven independent Directors and two non-independent Directors. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the nine nominees of the Board of Directors named below. Although the Board anticipates that all of the nominees will be available to serve as Directors of the Company, should any one or more of them be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors or the seat will remain open until the Board of Directors identifies a nominee.

The following persons are nominated to serve as Directors until the Company’s 2024 Annual Meeting of Shareholders:

ROBERT P. CARLILE

Robert P. Carlile became a director in May 2019 and was appointed as Chairman of the Board in May of 2022. Mr. Carlile was a Partner at KPMG LLP from 2002 to 2016, and a Partner at Arthur Andersen LLP from 1987 to 2002. During his 39-year career in public accounting, Mr. Carlile served as the lead audit partner on numerous public company engagements operating across different industries including technology, retail, transportation, bioscience, and manufacturing. In addition to his experience as a lead audit partner, Mr. Carlile held a variety of operating leadership positions at KPMG and Arthur Andersen in the Pacific Northwest. Since 2017, Mr. Carlile has served on the Board of Directors of publicly traded MicroVision Inc, where he is the Chairman of the Board. Mr. Carlile also serves on the Board of Directors of Virginia Mason Franciscan Health and is a past Chairman of the Northwest Chapter Board of the National Association of Corporate Directors (NACD).

Specific Qualifications, Attributes, Skills & Experience

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More than 30 years of senior leadership and management experience.
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Extensive audit, accounting and financial reporting experience.
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Served as Lead Audit Partner for numerous global publicly traded companies.
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Experience as board chair, chair of audit committees and member of compensation and nominating committees of various boards.

GLENN M. ALGER

Glenn M. Alger became a Director in May 2017. He is one of the founders of Expeditors and served in various management and senior executive positions over a 25-year period, culminating as President and Chief Operating Officer from September 1999 to May 2007. Prior roles included leading business and operational development in the Americas region and management and evolution of the Company's global products and services. Since his retirement from the Company in 2007, Mr. Alger has been principally engaged as an active investor and manager of his family trust and charitable activities. As a founder, former senior executive of the Company and a long-term shareholder, Mr. Alger brings a deep understanding of both Company operations specifically and the global logistics industry generally.

Specific Qualifications, Attributes, Skills & Experience

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More than 30 years of entrepreneurial, business development, management and senior leadership in global logistics.
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Direct experience building a business from a startup to a global industry leader.
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Industry expertise in customer markets, strategy, competition, organization, technology and finance.
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Over 20 years of governance and oversight experience as a senior executive of a public company.

Notice of Annual Meeting & Proxy Statement | 6

JAMES M. DuBOIS

James “Jim” DuBois became a Director in May 2016. He was Corporate Vice President and Chief Information Officer (CIO) at Microsoft Corporation from 2014 to 2017. As CIO, he was responsible for the company’s global security, infrastructure, collaboration systems, and business applications. Mr. DuBois was appointed CIO in January 2014 after serving as interim CIO since May 2013. Mr. DuBois served in various other roles at Microsoft, mostly in IT, after joining the company in 1993. These roles include leading IT and product teams for application development, infrastructure and service management. He also served as Microsoft’s Chief Information Security Officer and spent several years working from Asia and then Europe, learning the Microsoft field business while running the respective regional IT teams. He has degrees in computer science and business (accounting). Since leaving Microsoft in September 2017, Mr. DuBois has authored a book on modern IT and currently speaks on this topic and also serves on the boards or technical advisory boards of several startups, private companies, and venture capital partnerships.

Specific Qualifications, Attributes, Skills & Experience

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Extensive information technology experience.
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Experience overseeing investments in technology to support business objectives.
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Expertise in cybersecurity.
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Experience leading global IT teams.

MARK A. EMMERT

Mark A. Emmert became a Director in May 2008. Since 2010, he has been President of the National Collegiate Athletic Association. From 2004 to 2010, Dr. Emmert served as the President of the University of Washington (UW), a $5 billion per year organization with more than 30,000 employees, and is now President Emeritus. Prior to the UW, he was chancellor of Louisiana State University. He also served as the chancellor of the University of Connecticut and held administrative and academic positions at the University of Colorado and Montana State University. Dr. Emmert is a Life Member of the Council on Foreign Relations, a Fellow of the National Academy for Public Administration, and a former Fulbright Fellow. Dr. Emmert is currently on the Board of Directors of the Weyerhaeuser Company.

Specific Qualifications, Attributes, Skills & Experience

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30 years of experience in executive leadership and administration of educational, healthcare and athletics enterprises.
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Expertise in public policy, governmental affairs, and personnel development programs.
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Expertise in the leadership and management of complex operations with rigid public oversight requirements.
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Expertise in international affairs.
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Extensive experience with governance of public and private organizations.

DIANE H. GULYAS

Diane H. Gulyas became a Director in November 2015. Ms. Gulyas worked for DuPont from 1978 until her retirement as President of their $4 billion global Performance Polymers business in September of 2014. During her 36-year career at DuPont, Ms. Gulyas served also as Chief Marketing and Sales Officer, President of Electronic and Communication Technologies Platform, and President of the Advanced Fibers divisions. Ms. Gulyas’ qualifications to serve on the Company’s Board of Directors include over 35 years of senior leadership and global business expertise. Since 2006, Ms. Gulyas has served as a public company director and is currently on the Board of Directors of Ingevity Corporation. She also served on the Board of Directors of W.R. Grace & Company, until it was acquired by Standard Industries Holdings in September 2021.

Specific Qualifications, Attributes, Skills & Experience

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More than 35 years of senior leadership and global business expertise.
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Substantial and varied management experience and strong skills in engineering, manufacturing (domestic and international), marketing and sales and distribution.
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Governance and oversight experience from service as a senior executive of a public company and prior service on a public company board.

Notice of Annual Meeting & Proxy Statement | 7

JEFFREY S. MUSSER

Jeffrey S. Musser became a Director in March 2014. He joined the Company in February 1983 and was promoted to District Manager in October 1989. Mr. Musser became Regional Vice President in September 1999, Senior Vice President-Chief Information Officer in January 2005 and Executive Vice President and Chief Information Officer in May 2009. Mr. Musser was appointed President and Chief Executive Officer in March 2014.

Specific Qualifications, Attributes, Skills & Experience

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Over 35 years of experience in the international transportation industry.
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Many years of corporate leadership responsibilities.
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Background in the information technology discipline.

BRANDON S. PEDERSEN

Brandon S. Pedersen became a Director in February 2022. Mr. Pedersen served as Executive Vice President and Chief Financial Officer of Alaska Air Group, the parent company of Alaska Airlines and Horizon Air, from 2010 to 2020. Prior to that, he served as Vice President of Finance and Controller, having joined the company in 2003 from KPMG LLP, where he was an audit partner. During his 15 years in public accounting, he served a diverse range of clients in the retail, transportation and distribution industries. Mr. Pedersen is a member of the Audit Advisory Committee of the University of Washington (an advisory committee to the UW Board of Regents that serves as the University’s audit committee), where he co-facilitates a class on leadership and corporate governance in the Executive MBA program at the UW Foster School of Business. Mr. Pedersen is a Certified Public Accountant.

Specific Qualifications, Attributes, Skills & Experience

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More than 15 years of commercial airline industry experience.
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Experienced chief financial officer with experience in strategic planning, mergers and acquisitions, and organization management.
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Extensive accounting and audit experience with publicly-traded companies.

LIANE J. PELLETIER

Liane J. Pelletier became a Director of the Company in May 2013. Ms. Pelletier is the former Chairperson, Chief Executive Officer and President of Alaska Communications Systems, a telecommunication and information technology services provider, leading the firm from October 2003 to April 2011. From November 1986 to October 2003, Ms. Pelletier held a number of executive positions at Sprint Corporation, a telecommunications company. Ms. Pelletier is a member of the Compensation and Nominating and Corporate Governance Committees on the Board of Directors of ATN International, and serves on the board of Frontdoor as member of the Audit and Compensation Committees.

Specific Qualifications, Attributes, Skills & Experience

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Experience as a public company CEO and more than 25 years of senior leadership and management experience in the telecommunications industry.
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Past and current positions as chair, lead independent Director, and member of audit, risk, nominating and compensation committees of various company boards.
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Experienced in corporate board governance and engages in continuous education on information technology and security as well as leading governance practices.
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Corporate career and board service spans firms where there is material focus on regulation, information technology and security, foreign operations and customer service.
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Credentialed as a NACD Board Leadership Fellow and has earned the certificate in Cybersecurity Oversight from Carnegie Mellon’s Software Engineering Institute.

Notice of Annual Meeting & Proxy Statement | 8

OLIVIA D. POLIUS

Olivia D. Polius became a Director of the Company in November 2021. Since 2020, Ms. Polius has served as the divisional Chief Financial Officer for two program strategy divisions at the Bill & Melinda Gates Foundation: Global Policy & Advocacy and U.S. Programs. Ms. Polius also previously served as the divisional Chief Financial Officer for the Gender Equality Division during its start-up phase. Previously Ms. Polius was Head of Finance for Bezos Academy in its inception and startup phase. Bezos Academy is a nonprofit created to develop a network of tuition-free preschools in underserved communities across the United States. From 2013 to 2019, Ms. Polius served as the Chief Financial Officer and Vice President of Finance, Technology and Infrastructure for PATH, a global organization that develops and scales innovative solutions to some of the world’s most pressing health challenges. After starting her career with Arthur Andersen, Ms. Polius spent 11 years in various finance leadership roles in the software industry, including nine years at Attachmate (formerly WRQ, and acquired by Micro Focus) in various roles ranging from Corporate Controller to VP of Finance.

Specific Qualifications, Attributes, Skills & Experience

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More than 20 years of finance, operations management, and strategy experience with global technology and large-scale nonprofit organizations.
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Experienced chief financial officer with experience in mergers and acquisitions, finance and accounting, and global operations management.
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Experience with compliance related to deploying government funds globally, including sub-Saharan Africa and Asia.

Board Refreshment and Diversity

On our own and in consultation with third parties, our Board has a schedule for evaluating our performance against certain goals, as well as its composition, intending to strike a balance between longer-term service and the fresher perspective that can come from adding new members. We also value industry experience and relevant skills, as our business continues to evolve and our global industry grows more complex.

Because diversity is part of our global culture, we believe that a board should be comprised of directors with diverse backgrounds (including gender, race, and ethnicity), experiences, and perspectives that will improve board decision-making and effectiveness. The Board assesses the effectiveness of our approach to diversity as part of our overall board and committee evaluation process.

Notice of Annual Meeting & Proxy Statement | 9

Summary of Director Nominee Experience, Qualifications, Attributes & Skills

TENURE
2
4
3
<5
5-9
10+
GENDER
3
6
Men
Women
AGE
1
4
4
<60
60-69
70+
DEMOGRAPHIC BACKGROUND
1
8
Non-diverse
Diverse

Notice of Annual Meeting & Proxy Statement | 10

Experience and Skills Relevant to the Successful Oversight of our Strategy

Operations Experience and insights into business operations is critical in assessing management’s ability to drive growth and nurture a strong corporate culture.

Logistics Industry Experience in the global logistics industry, which is highly complex and dependent upon people, processes, and technology.

International An understanding of diverse business environments, economic conditions, cultures, regulatory frameworks, and a broad perspective on global market opportunities.

Financial Senior-level experience in the finance function of an enterprise, with proficiency in complex financial management, capital allocation, and financial reporting and internal control processes.

Sales & Marketing Experience developing strategies to grow sales and market share, build brand awareness and equity, and enhance enterprise reputation.

Information Technology

A significant background working in technology, resulting in knowledge of how to anticipate technological trends, generate disruptive innovation, and extend or create new business models. Experience in the cybersecurity frameworks and processes that protect data and information.

Leadership & Strategy

A practical understanding of organizations, processes, strategic planning, and risk management. Demonstrated strengths in developing talent, planning succession, and driving change and long-term growth.

Governance/Business A solid foundation in good governance practices and oversight, which are critical to all business operations and as a publicly traded company.

Conduct/Legal An understanding of international laws and adherence to good conduct is critical for a large company that moves goods across borders around the globe.

The Board of Directors unanimously recommends a vote FOR the election of each of the Director Nominees

✓	The Board of Directors recommends a vote FOR the election of each of the Director Nominees.

Notice of Annual Meeting & Proxy Statement | 11

CORPORATE GOVERNANCE

Board Operations

The Board of Directors has policies and procedures to ensure effective operations and governance. Our corporate governance materials, including our Corporate Governance Principles, the Charters of each of the Board’s Committees and our Code of Business Conduct, can be found on our website at https://investor.expeditors.com/corporate-governance/governance-documents. Currently the Board is composed of seven independent Directors and two non-independent Directors. The primary functions of Expeditors’ Board of Directors include:

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Ensuring that the long-term interests of the Company are being served.
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Assuring that Board discussions focus on forward-looking strategies, approving such strategies and monitoring related performance.
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Overseeing the conduct of our business and monitoring significant enterprise risks.
•
Overseeing our processes for maintaining the integrity of our financial statements and other public disclosures, and compliance with laws and ethical conduct.
•
Evaluating CEO and senior management performance and determining executive compensation.
•
Planning CEO succession and monitoring management’s succession planning for other key executive officers; taking into consideration the diverse experiences, qualifications, and perspectives each potential succession candidate can bring to the Company including gender, race, and ethnicity.
•
Establishing tone at the top, effective governance structure, including appropriate Board evaluation, composition and planning for Board succession.
•
Ensuring the Company's commitment to maintain appropriate sustainability/Environmental, Social and Governance (ESG) standards.

The Board of Directors has determined that all current Directors except Messrs. Musser and Alger are independent under the applicable independence standards set forth in the rules promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act) and the rules of the NASDAQ Stock Market. The Board has designated that only independent Directors can serve as Committee members.

The Board currently has the following Committees: Nominating and Corporate Governance, Compensation, and Audit. Each Committee operates under a written charter, all of which are available on our website https://investor.expeditors.com/corporate-governance/governance-documents.

Board Practices & Procedures

•
The Board’s Committees analyze and review the Company’s activities in key areas such as financial reporting, internal controls over financial reporting; compliance with Company policies; corporate governance, social and environmental matters; significant risks; succession planning and executive compensation.
•
The Board and its Committee Chairs review the agendas and matters to be considered in advance of each meeting. Each Board and Committee member is free to raise matters that are not on the agenda at any meeting and to suggest items for inclusion on future agendas.
•
Each Director is provided in advance with materials to be considered at every meeting of the Board and Committees and has the opportunity to provide comments and suggestions.
•
The Board and its Committees provide feedback to management and management answers questions raised by the Directors during Board and Committee meetings.
•
Independent Board and Committee members meet separately at each Board and Committee meeting and as otherwise needed.
•
Independent Directors regularly hold executive sessions without management.

Notice of Annual Meeting & Proxy Statement | 12

Board Attendance

The Board met ten times in 2022 and each Director attended at least 75% of the total number of Board of Directors meetings and Committee meetings on which they served. While the Company has no established policy requiring Directors to attend the Annual Meeting, all members attended the 2022 Annual Meeting.

Director Retirement Policy

The Board established a guideline, whereby an individual Director will not be nominated to stand for election to the Board of Directors at the next Annual Meeting if the Director has reached an age of 72 years, absent a waiver of such guideline by the Board.

Board’s Role in Risk Oversight

Senior executive management is responsible for the assessment and day-to-day management of risk and brings to the attention of the Board the material risks to the Company. The Board provides oversight and guidance to management regarding material enterprise risks. Oversight responsibilities for certain areas of risk are assigned to the Board's three standing Committees and others are assigned to the full Board. The Board and its Committees regularly discuss with management the Company’s strategies, operations, compliance, policies, cybersecurity and inherent associated risks in order to assess appropriate levels of risk taking and steps taken to monitor, mitigate and control such exposures.

The Board believes the Company’s risk management processes are appropriate and that the active oversight role played by the Board and its Committees provides the right level of oversight for the Company.

SEC Filings & Reports

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, are available free of charge on our website at https://investor.expeditors.com under the heading “Investor Relations” (see SEC Filings) immediately after they are filed with or furnished to the SEC.

Director Compensation Program

The Board uses a combination of cash and stock-based compensation to attract and retain qualified non-employee candidates to serve on the Board. In setting Director compensation, the Compensation Committee considers the amount of time that Directors expend in fulfilling their duties, as well as the skill level required as members of the Board and its Committees.

Board of Directors' Annual Compensation & Stock Ownership Requirements

Board Retainer	$125,000 in cash and $200,000 worth of Company restricted stock.
Chair Retainers

An additional $175,000 retainer for the Chair of the Board.

An additional $30,000 retainer for the Chair of the Audit Committee.

An additional $25,000 retainer for the Chair of each of the Compensation Committee and the Nominating and Corporate Governance Committee.

Stock Ownership Policy	Each Director is required to retain a minimum of 5x the cash Board retainer in Expeditors’ Common Stock, which is to be accumulated within the first 5 years of a Director joining the Board.

Notice of Annual Meeting & Proxy Statement | 13

Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2022:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Robert P. Carlile	$300,000	199,962	—	—	—	$499,962
Glenn M. Alger	$125,000	199,962	—	—	—	$324,962
James M. DuBois	$125,000	199,962	—	—	—	$324,962
Mark A. Emmert	$150,000	199,962	—	—	—	$349,962
Diane H. Gulyas	$125,000	199,962	—	—	—	$324,962
Brandon S. Pedersen(2)	$177,500	199,962	—	—	—	$377,462
Liane J. Pelletier	$150,000	199,962	—	—	—	$349,962
Olivia D. Polius(2)	$147,500	199,962	—	—	—	$347,462

(1)
This column represents the aggregate fair value of restricted shares issued to non-employee Directors in 2022 from the Amended and Restated 2017 Omnibus Incentive Plan (the “Amended 2017 Plan”). The fair value of restricted stock awards is based on the fair market value of the Company’s shares of Common Stock on the date of award. These restricted shares vested immediately upon award.
(2)
Directors Pedersen and Polius were each paid $22,500 for attending February 2022 meetings.

SHAREHOLDER ENGAGEMENT & STOCK OWNERSHIP INFORMATION

Shareholder Engagement

We seek our shareholders’ views on environmental, social, and governance (ESG) and compensation matters throughout the year. Management provides regular updates concerning shareholder feedback to the Board, which considers shareholder perspectives along with the interests of all stakeholders when overseeing company strategy, formulating ESG practices, and designing compensation programs.

In 2022, we engaged with shareholders representing more than half of our shares outstanding to discuss matters related to our strategies, compensation programs, ESG and/or operations.

Management welcomes the opportunity to engage with our investors who express a desire to visit our corporate offices during the period after quarterly earnings releases when we are not in a quiet period.

Shareholder Feedback: Enhanced ESG Disclosure

We have always taken sustainability seriously and published our first public sustainability report in 2017, highlighting our commitments and progress across the ESG spectrum. We continue to enhance our disclosures of ESG matters while monitoring developments in ESG reporting. In response to shareholder feedback, in 2021 we first mapped and linked our many disclosures on a range of ESG topics to metrics outlined by the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Financial Disclosures (TCFD) voluntary disclosure frameworks. Further details are included in the Nominating and Corporate Governance Committee Report in this proxy filing and in our latest Sustainability report at www.expeditors.com/sustainability.

Communicating with the Board of Directors

Shareholders may communicate with the Board of Directors and the procedures for doing so are located on the Company’s website at https://investor.expeditors.com. Any matter intended for the Board of Directors, or for one or more individual members, should be directed to the Corporate Secretary of the Company at 1015 Third Avenue, Seattle, Washington 98104, with a request to forward the same to the intended recipient(s). All shareholder communications delivered to the Corporate Secretary of the Company for forwarding to the Board of Directors or specified members will be forwarded in accordance with the instructions received.

Information regarding the submission of comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters can be found in the Company’s Code of Business Conduct on the Company’s website at https://investor.expeditors.com.

Notice of Annual Meeting & Proxy Statement | 14

Information Requests

We ask that all requests for corporate information concerning Expeditors’ operations be submitted in writing. This policy applies equally to securities analysts and current and potential shareholders. Requests can be made to Expeditors International of Washington, Inc., 1015 Third Avenue, Seattle, Washington 98104, Attention: Chief Financial Officer, or by email to investor@expeditors.com.

Written responses to selected inquiries will be released to the public by a posting on our website at https://investor.expeditors.com and by simultaneous filing with the Securities and Exchange Commission (SEC) under Item 7.01 on Form 8-K.

Fair Disclosure

Any analyst or investor contact, whether by telephone or in person, will be conducted with the understanding that questions directed at ongoing operations will not be discussed. Management will limit responses to discussions of previously disclosed information, including informational discussions directed to the history and operating philosophy of the Company and an understanding of the global logistics industry and its competitive environment. Expeditors will, of course, make public disclosures at other times as required by law, regulation or commercial necessity.

Five Percent Owners of Company Stock

The following table sets forth information, as of December 31, 2022, with respect to all shareholders known by the Company to be beneficial owners of more than 5% of its outstanding Common Stock. Except as noted below, each entity has sole voting and dispositive powers with respect to the shares shown.

Name & Complete Mailing Address	Number of Shares		Percent of Common Stock Outstanding
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	20,658,607	(1)	13.00%
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	19,052,121	(2)	11.97%
State Street Corporation State Street Financial Center One Lincoln Street, Boston, MA 02111	9,110,000	(3)	5.72%

(1)
The holding shown is as of December 31, 2022, according to Schedule 13G/A dated January 26, 2023 filed by BlackRock, Inc., a parent holding company. With respect to Expeditors' Common Stock, BlackRock reports that it has the following: sole voting power over 18,720,073 shares.
(2)
The holding shown is as of December 30, 2022, according to Schedule 13G/A dated February 9, 2023 filed by The Vanguard Group, an investment adviser. With respect to Expeditors' Common Stock, The Vanguard Group reports that it has the following: sole voting power over 0 shares; shared voting power over 226,395 shares; sole dispositive power over 18,390,668 shares; and shared dispositive power over 661,453 shares.
(3)
The holding shown is as of December 31, 2022, according to Schedule 13G/A dated February 8, 2023 filed by State Street Corporation, an investment adviser. With respect to Expeditors' Common Stock, State Street Corporation reports that it has the following: sole voting power over 0 shares; shared voting power over 7,659,283 shares; sole dispositive power over 0 shares; and shared dispositive power over 9,088,717 shares.

Notice of Annual Meeting & Proxy Statement | 15

Security Ownership of Directors & Executive Officers

The following table lists the names and the amount and nature of the beneficial ownership of Common Stock of each Director and nominee, of each of the NEO described in the Summary Compensation Table, and all Directors and Executive Officers as a group at March 7, 2023. Except as noted below, each person has sole voting and dispositive powers with respect to the shares shown.

DIRECTORS	Amount & Nature of Beneficial Ownership	Percent of Class
Robert P. Carlile	9,156	*
Glenn M. Alger (1)	361,543	*
James M. Dubois	19,846	*
Mark A. Emmert	19,095	*
Diane H. Gulyas (2)	17,846	*
Jeffrey S. Musser (3)	274,617	*
Brandon S. Pedersen	1,948	*
Liane J. Pelletier	33,587	*
Olivia D. Polius	1,948	*

ADDITIONAL NAMED EXECUTIVE OFFICERS
Eugene K. Alger (4)	37,829	*
Daniel R. Wall (5)	60,203	*
Richard H. Rostan (6)	91,815	*
Bradley S. Powell (7)	14,351	*

All Directors & Executive Officers as a Group (17 persons) (8)	1,068,250	*

* Less than 1%

(1)
All shares are held in two trusts for which Mr. Alger and his family maintain voting and dispositive authority.
(2)
All shares are held in trust for which Ms. Gulyas maintains voting and dispositive authority.
(3)
Includes 112,513 shares held in trust for which Mr. Musser maintains voting and dispositive authority, 10,000 shares subject to exercisable stock options, 14,795 shares subject to RSU vesting within sixty days.
(4)
Includes 11,576 vested RSU subject to distribution.
(5)
Includes 5,977 shares subject to RSU vesting within sixty days.
(6)
Includes 5,292 shares subject to RSU vesting within sixty days.
(7)
Includes 5,977 shares subject to RSU vesting within sixty days.
(8)
Includes 29,250 shares subject to stock options exercisable within sixty days, 32,042 shares subject to RSU vesting within sixty days and 11,576 vested RSU subject to distribution. No Director or Executive Officer has pledged Company stock.

Notice of Annual Meeting & Proxy Statement | 16

NOMINATING & CORPORATE GOVERNANCE COMMITTEE REPORT

The Nominating and Corporate Governance Committee is committed to assuring that the Company’s Board and Committees are fit for purpose, contribute to the Company’s strategy and sustainability and continues to learn and improve how it governs.

Nominating & Corporate Governance Committee

The committee charter is available at https://investor.expeditors.com.

All members are independent under Exchange Act and NASDAQ rules.

Key Responsibilities:

•
Determine the criteria for Board membership.
•
Lead the search for qualified individuals to become Board members, taking into consideration various criteria including a candidate’s contribution to Board diversity including gender, race and ethnicity.
•
Utilize the so-called “Rooney Rule” for CEO and Board candidates recruited from outside the Company so that any initial list of candidates includes qualified female and racially/ethnically diverse individuals.
•
Recommend the composition of the Board and its Committees.
•
Monitor and evaluate changes in Board members’ professional status.
•
Conduct evaluations of Board and Committee effectiveness.
•
Maintain and advance a set of Corporate Governance Principles.
•
Maintain the Company’s Code of Business Conduct and oversee its compliance.
•
Assist in evaluating governance-related inquiries and proposals.
•
Analyze current and emerging governance trends for impact on the Company.
•
Oversee enterprise risks assigned to Committee by the Board.
•
Monitor Directors' compliance with stock ownership guidelines.
•
Oversee the Company's ESG strategy and programs.

2022 Committee Highlights

The Nominating and Corporate Governance Committee met four times in 2022.

•
Oversaw the implementation of a Materiality Assessment to isolate which factors under the ESG umbrella are most pertinent to Company stakeholders. Management incorporated the material factors into the Company's strategy. Given elements of the strategy are reviewed at every board meeting, the Board receives reports and provides regular oversight on the factors.
•
Reviewed the Company’s enterprise risk management program.
•
Conducted board and committee evaluations to assure continuous improvement.
•
Continued to invest in Board education, including Board sessions on the Company’s cybersecurity; following an attack on the Company’s systems in Q1 2022, increased Board focus on lessons learned and then supporting the Company’s investments to address new insights.
•
Regularly monitored and discussed current and emerging governance issues identified by the SEC, other regulators, and those of interest to our major stakeholders.

Notice of Annual Meeting & Proxy Statement | 17

Corporate Governance Principles

The Committee operates according to the Board’s Governance Principles, available on our website at https://investor.expeditors.com, which includes:

•
Commitment to the long-term interests of all stakeholders.
•
Annual election of all Directors.
•
Adoption of the “Rooney Rule” so that any initial list of CEO and Board candidates recruited from outside the Company are required to include qualified female and racially/ethnically diverse individuals.
•
Under the Company’s resignation policy, any Director who does not receive a majority vote in an uncontested election will resign immediately.
•
Availability of proxy access for qualifying shareholder groups.
•
Independent Board Chair.
•
The majority of the Board is comprised of independent Directors.
•
Each of the three Board Committees is composed of only independent Directors.
•
Each Committee operates under a written charter that has been approved by the Board.
•
Any Board action must be approved by a majority of the independent Directors.
•
Each of the three Committees has the authority to retain independent advisors.
•
The Board and each Committee annually evaluates its performance.
•
No shareholder rights plan (poison pill).
•
No pledging, hedging or engaging in any derivatives trading of Company shares allowed by employees or Directors.
•
No Company spending on political campaigns and clear written policies against endorsing political parties or individual candidates; making any Company premises available for political or campaign purposes; or contributing funds to political campaigns, including indirect contributions for the purpose of electioneering or making a campaign donation on the Company’s behalf.
•
Annual Director certification of compliance with the Code of Business Conduct, available at https://investor.expeditors.com
•
Director stock ownership requirements.

Considerations for Director Nominations

The Committee follows the board’s policy on director nominations, available on our website https://investor.expeditors.com, which features a number of criteria for nominations such as:

•
Integrity and judgment.
•
Independence.
•
Knowledge and skills.
•
Experience and accomplishments.
•
Contribution to Board diversity in all aspects, including gender, race, and ethnicity.

Notice of Annual Meeting & Proxy Statement | 18

OUR COMMITMENT TO ESG

The Board of Expeditors believes our responsibility toward ESG starts with “G.” It works to assure that good governance is well established and followed for anything that fundamentally affects the long-term sustainability of the Company.

This is the third year that the Committee dedicates part of its shareholder proxy statement to the matters of ESG. In this year’s report, we highlight new matters or metrics, and invite readers to learn about prior developments in past proxy statements. Further, every reader can learn about the full story of our commitment to ESG in this year’s Sustainability report at https://www.expeditors.com/about-us/sustainability. This online report includes a refresh of 2022 metrics in both the SASB and TCFD reporting frameworks that we have used for several years.

In 2022, the Company conducted a Materiality Assessment with the help of an expert third party firm. Conducting a Materiality Assessment assures that the Company will not get lost in a field of hundreds of ESG topics, but rather will focus most on those factors that are connected deeply to our business and are influential to our long-term value creation.

Since the study was completed, management has ensured that the material matters are incorporated into Company strategy, and the Board is positioned to receive regular reports on them during strategy sessions that occur at every Board meeting.

The most material factors applicable to our global service organization include:

“G” – business continuity, business ethics, cybersecurity and data privacy

“E” – GHG emissions (two dimensions, see more below)

“S” – talent management, diversity and inclusion

Below we share some 2022 highlights on these material factors.

G: The Company Has a Mature Framework

The Chief Ethics and Compliance Officer enhanced the Company’s Code of Business Conduct training and trade compliance programs to keep up with a very dynamic set of sanctions and embargoes. A team of more than 140 subject matter experts assisted staff across the globe, and every employee took over 15 hours of compliance training.

The Company’s General Counsel and Global Data Protection Officer helped navigate the complex and evolving regulatory landscape around privacy and data protection, managed the Global Privacy Policy and kept the board informed on key challenges.

The Company underscored its long-lasting policy against both direct and indirect political contributions embedded in the Company’s Code of Business Conduct by crafting a stand-alone policy prohibiting political contributions. In 2022, the Company made zero political contributions.

Our strategy, investments and focus on cybersecurity were tested by a February 2022 targeted attack. Our recovery and business continuity were enabled by our security framework; incident response plan and teams; strategic partners; and our network support. In terms of Governance, the Board’s experiences coupled with our Company’s team of experts and strategic partners, form the backbone of our Board’s oversight on cyber and technology-risk, information security, and policy development.

E: The Company Has a Dual Focus

The Company has named a credentialed global leader of Environmental Sustainability, who helped the Company set GHG Scope 1 and Scope 2 emissions reduction targets for the Company. In setting these targets, the Company focused first on fairly short-term goals so that current management teams will be held accountable for delivery and so that the Company can monitor advancing technologies that will likely underpin a future round of emissions reduction targets. Please look to this year’s Sustainability report for the Scope 1 and Scope 2 targets.

As a second areas of focus, the Company also dedicated additional product development resources to build more solutions for customers wanting information on the GHG emissions associated with their chosen trade lanes and modes, so that they may consider alternative "green" lanes or mode switches for their transportation needs. Given Expeditors’ deep history with transportation providers, it aggregates information and suggests alternatives to clients. As a reminder to readers, Expeditors arranges for logistics and transportation services that inherently align with lower GHG emissions through cargo consolidation – which optimizes each container by volume and weight – but it operates no transportation assets such as airplanes, ocean vessels, trucks, or trains.

Notice of Annual Meeting & Proxy Statement | 19

S: The Company Has a 40-Year Track Record

The Company legacy stands true today. Set at its founding, its purpose is: “To create unlimited opportunities for our people through sustainable growth and strategic focus, inspiring our premier customer-focused logistics organization.” Every savvy service organization knows that Talent Management is the path to sustainable and profitable business. Like other service organizations, Expeditors focuses intensely on hiring, training, developing, compensating and retaining its employees, all while measuring engagement along the way. In fact, Expeditors considers its approach to its #1 asset to be competitively differentiated and a strategic advantage.

In 2022, memorializing what is fundamental to how the Company operates, we reaffirmed our commitment to the principles established in the International Labor Organization’s Declaration on Fundamental Principles and Rights at Work, the International Labor Organization’s Core Conventions on Labour Standards, the Universal Declaration of Human Rights, and the Organization for Economic Co-operation and Development’s Guidelines for Multinational Enterprise. In making the pledge, we affirmed our commitment to the human rights and labor rights of our employees in the areas of minimum wage, hours and benefits; reasonable working hours; the right to freely choose one’s employment; prohibiting child labor; the health and safety of our employees; the humane treatment of our employees; non- discrimination; and freedom of association and engagement with management.

Finally, in reporting 2022 highlights, the Company submitted its U.S. workforce statistics as 44% women and 42% racially/ethnically diverse. Since only a fraction of the Expeditors work force is in the U.S., more material to our culture is that our managers in over 60 countries hire locally, leveraging regional and local expertise and bringing both a global mindset and cultural vibrancy to the entire Company.

Nominating & Corporate Governance Committee:

Liane Pelletier, Chair

Mark Emmert

Diane Gulyas

Notice of Annual Meeting & Proxy Statement | 20

PROPOSAL NO. 2:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATON

We are asking for your non-binding advisory vote on the following resolution, known as “Say-on-Pay,” as required pursuant to section 14A of the Exchange Act:

Resolved: That shareholders approve the compensation of the NEO, as disclosed in the Compensation Discussion & Analysis, the compensation tables, and the related narrative executive compensation disclosures contained in this proxy statement.

We encourage you to read the Compensation Committee Report, including Compensation Discussion and Analysis, as well as the Summary Compensation Table and other related compensation tables and narrative to learn about our executive compensation programs and policies.

2022 was an extraordinary year for the Company in which we achieved a near-record operating results despite being hit by a targeted cyber-attack in February 2022. The Company again achieved record revenues while operating income declined 4% and EPS was flat compared to 2021. Cash flow from operations grew by 145% in 2022 over 2021 largely due to the Company’s performance in 2022 and 2021 and we returned a record $1.8 billion to shareholders via share repurchases and dividends.

Total compensation to our CEO and to our other NEO decreased 17% and 19%, respectively, from 2021 primarily due to participation in our 2008 Executive Incentive Compensation Plan. While our shareholder-approved 2008 Executive Incentive Compensation Plan performed as designed in 2022, delivering performance-based compensation tied directly to operating income, the Compensation Committee of the Board of Directors took the following actions to reduce the growth of NEO compensation:

•
Reduced allocations of the Incentive Pool to NEO by 5% beginning April 1, 2022.
•
Reduced payouts to our CEO by $1.2 million and our other NEO by an average of $841,000 each.
•
Reduced payouts to NEO by 5% in the fourth quarter 2022 because the Company did not grow by 5%.

Our Compensation Structure is a Unique Competitive Advantage

We strongly believe that our core compensation structure, which has been in place since the Company became publicly traded, is responsible for differentiating the Company’s performance from that of many of our competitors. Changes to our compensation programs demonstrate that we remain fully committed to a strong pay-for-performance compensation philosophy that is a unique and foundational characteristic of our Company’s culture. Expeditors' compensation structure has been and will continue to be driven by Company performance and doing what is right for our shareholders, our customers and our employees.

2020-2022 Financial Performance

(Data in millions except dividends and earnings per share)

Notice of Annual Meeting & Proxy Statement | 21

While preserving the core of our compensation structure, we have made substantive adjustments to our programs, including:

•
Adopted PSU programs for all executives that vest only if 3-year performance goals are achieved for Net Revenue (a non-GAAP measure hereafter defined as revenues less directly related cost of transportation and directly related expenses) and EPS.
•
Established a performance expectation for continuous profit growth such that if quarterly operating income growth is less than 5% of the prior year quarter, our senior executive management, including all NEO, receives a 5% reduction in payout from the 2008 Executive Incentive Compensation Plan.
•
Substantially increased the stock ownership requirement in 2021.

Compensation: What We Do and Don't Do

What We Do	What We Don't Do
Pay decisions are made by independent Directors; the Committees and the full Board meet regularly in executive session without management present	No guaranteed bonuses
Pay for performance (over 85% of CEO pay is 'at risk' and directly linked to performance)	No pay disconnected from performance (excluding modest base salaries)
Focus on multiple performance metrics	No perquisites
Increase the NEO allocation of the Executive Incentive Compensation pool at time of promotion	No arbitrary increases to the NEO allocation of the Executive Incentive Compensation pool
Reduce the NEO allocation of the Executive Incentive Compensation Pool over time	No supplemental pension benefits
Limit the NEO allocation of the Executive Incentive Compensation Pool to preset allocation percentages	No repricing of underwater options
Strictly tie NEO Executive Incentive Compensation to U.S. GAAP operating income	No hedging or pledging of Company shares allowed by employees or the Board of Directors
Double trigger vesting of unvested equity upon a change in control	No tax gross-ups paid on severance benefits
Work with an independent compensation consultant	No retirement bonuses
Align with shareholders through PSU and RSU
Maintain executive and outside Director share ownership guidelines
Incentive compensation is subject to clawback policy
Engage shareholders on compensation matters

The Board of Directors has elected to submit a non-binding vote on compensation, a so-called "Say-on-Pay" vote, to shareholders on an annual basis. Shareholders supported our advisory vote on NEO compensation by an average of 92% over the past three years by voting FOR our proposals.

Effect of Proposal

The Say-on-Pay proposal is non-binding on the Board of Directors. The approval or disapproval of this proposal by shareholders will not require the Board of Directors or the Compensation Committee to take any action regarding NEO compensation. The final decision on NEO compensation remains with the Board of Directors and/or its Compensation Committee. Although non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding NEO compensation.

✓	The Board of Directors recommends a vote FOR this proposal.

Notice of Annual Meeting & Proxy Statement | 22

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion and Analysis (CD&A) describes the Company’s executive compensation program in 2022. In particular, this CD&A explains how the Compensation Committee (the Committee) of the Board of Directors made its compensation decisions for the Company’s executives, including the following NEO:

•
Jeffrey S. Musser, President and Chief Executive Officer
•
Eugene K. Alger, President - Global Services (Retired December 31, 2022)
•
Daniel R. Wall, President - Global Services
•
Richard H. Rostan, President - Global Geographies & Operations
•
Bradley S. Powell, Senior Vice President and Chief Financial Officer

Our Compensation Philosophy

Our Company is committed to a strong pay for performance compensation philosophy that is a foundational characteristic of our Company’s culture. Expeditors has been and will continue to be driven by Company performance and doing what is right for our shareholders, our customers and our employees. While we have implemented changes to our CEO and other NEO compensation over the years, the core compensation structure, which has been in place since the Company became publicly traded, is responsible for differentiating the Company’s performance from that of many of our competitors.

The objective of our core compensation program is to enhance shareholder value over the long term by:

•
encouraging each manager to think and act as an entrepreneur.
•
establishing compensation levels that are not perceived as arbitrary.
•
providing financial rewards that are team-oriented and reflect achieved performance.
•
aligning the interests of the individual employee with the goals of the Company and returns to our shareholders.

Our core compensation programs directly serve the interests of our Company and its stakeholders through:

•
Supporting a culture that results in low turnover and long-tenured employees who look to make a career at Expeditors. Low turnover substantially reduces our cost to recruit and train new hires. Long-tenured employees and managers provide a strong and growing bench strength. This is evidenced by the long tenure of our top managers: our CEO has been with the Company for 40 years and our other NEO average tenure with the Company is 32 years.
•
Rewarding management for achieved performance. Our core 2008 Executive Incentive Compensation Plan will deliver compensation only if we have positive operating income. The level of incentive compensation paid is directly correlated to performance. Future increases in incentive compensation payouts are dependent upon management’s ability to increase our net revenues, operating income, and EPS year over year.
•
Increasing value over the long term. Our emphasis on operating income and equity participation in the design of our compensation programs is due to their strong correlation to enterprise value creation. For example, during the 10-year time period ended December 31, 2022, annual operating income has increased from $552 million to $1.8 billion, and annual earnings per share has increased from $1.68 to $8.26.

Base Salaries

Throughout our history, we have followed a policy of offering our management employees a compensation package that is heavily weighted toward incentive-based compensation. To emphasize at-risk variable pay, we have customarily set annual base salaries of our NEO and other top managers well below competitive market levels. Our NEO base salaries are set at $100,000 and are well below median NEO base salaries in our peer group.

Notice of Annual Meeting & Proxy Statement | 23

2008 Executive Incentive Compensation Plan

The 2008 Executive Incentive Compensation Plan is a primary component of our compensation program. The Plan has been in place since 1985 and its unique design incentivizes our management team to continually increase our operating income, which in turn drives long-term shareholder value. The 2008 Executive Incentive Compensation Plan is designed to drive superior financial results and is effective because of its simplicity, transparency, and focus on a key operating metric.

Operating income captures many elements of managing a healthy business, including:

•
growing and maintaining profitable business.
•
gaining new customers.
•
improving customer satisfaction.
•
managing carriers and service provider relationships and costs.
•
increasing employee satisfaction and retention.
•
controlling expenses.
•
collecting cash timely.

To be successful, management must optimize the multiple elements of a full income statement, culminating with operating income. This metric is comprehensive, simple, objective and easily understood. It drives both short- and long-term growth, efficiency, and creates a prudent and entrepreneurial environment. We remain committed to our focus on operating income and our view that this broad-based metric is a key driver of shareholder value over the long-term.

Our use of U.S. GAAP operating income rewards management for delivering profitable results. We use U.S. GAAP operating income because we believe that management must be held accountable for our results regardless of external market forces that may adversely affect the level of bonus payouts. Our 2008 Executive Incentive Compensation Plan creates a culture of shared economic interests among our top managers and ensures a universal and daily focus on the achievement of superior financial results. Equally important, our focus on continual improvement in operating income drives long-term shareholder value creation.

Key Terms of the Plan:

The Incentive Pool

In addition to our below-market base salaries, the total incentive cash compensation available to all senior executive management participating in the Incentive Pool, including all NEO, is limited to 10% of pre-bonus operating income. Individual amounts earned under this plan are determined by participation percentages set by the Compensation Committee at the time of promotion. As a result, incentive compensation to the CEO and to each NEO rises and falls in conjunction with our level of operating income. Executive incentive compensation is directly and inextricably tied to performance.

Eligibility for the Incentive Pool

The Compensation Committee determines which executive officers and other key managers are eligible to participate in the 2008 Executive Incentive Compensation Plan. For each quarter, the Committee determined that each NEO and every member of senior executive management would participate in the 2008 Executive Incentive Compensation Plan.

Funding the Incentive Pool

Company performance funds an Incentive Pool with up to 10% of our U.S. GAAP operating income before bonus. The Compensation Committee believes that setting the Incentive Pool at a fixed percentage of operating income with fluctuations in the amounts paid directly linked to actual changes in operating income, aligns both the short- and long-term interests of employees and shareholders.

Notice of Annual Meeting & Proxy Statement | 24

The Company has never incurred an annual or quarterly operating loss since going public in September 1984. Nonetheless, we maintain the following stringent policies in the event that we should incur no or negative operating income for a quarter:

•
No incentive payments will be made for a quarter in which we have no or negative operating income.
•
Any cumulative operating losses must be made up by future operating income before we would start to fund the Incentive Pool for incentive payments. For example, if we incurred a $5 million operating loss in the first quarter of a fiscal year, no incentive payments would be made for that quarter. If operating income in the second and third quarter of such fiscal year equaled, in the aggregate, $5 million, we would still make no incentive payments for those quarters. However, in the fourth quarter, if quarterly operating income was positive, the Incentive Pool would be funded and incentive payments would be made to eligible executives.
•
The foregoing policy also would apply if operating income, in years that have previously been audited and reported, were to be subsequently adjusted downward. In that situation, no payments under the 2008 Executive Incentive Compensation Plan would be due until future operating income results exceed the amount of the downward adjustment. However, no additional payments would be due if such adjustments increased previously reported fiscal year operating income.

We believe this policy protects shareholder interests while strongly incentivizing our management team to maintain and increase positive operating income every fiscal quarter.

Allocation of the Incentive Pool

The Compensation Committee determined each NEO's allocable portion of the Incentive Pool. This determination is set at the time of promotion to the position and performance is reviewed quarterly. The Compensation Committee considers various factors when establishing each participant's allocable share of the Incentive Pool, including:

•
The executive’s roles and responsibilities with the Company – generally, those executives in the most senior positions are allocated a greater portion of the Incentive Pool than those serving in less senior positions;
•
The contribution of the executive in increasing corporate profits and shareholder value;
•
An executive’s promotion during the fiscal year; and
•
The executive’s tenure with the Company.

For our most senior executive managers, their allocable percentage of the Incentive Pool is likely to decline over time to accommodate additional investments in new areas of growth and personnel.

•
In 2017, the allocation percentages to all senior executive managers (including all NEO) were reduced by 6% from 2016 to fund the expansion of our new Strategy function and related strategic initiatives.
•
In 2019, these allocation percentages were further reduced by 3% to invest in other key personnel. Additionally, in 2019 the Compensation Committee implemented a change to NEO and other senior executives such that it further reduced payouts or allocations by an annual amount equal to the target value of performance share unit (PSU) awards that will vest only if 3-year performance goals are achieved for Net Revenues and EPS.
•
Beginning in the second quarter of 2022, the allocation percentage to all senior executive managers (including all NEO) were reduced by 5% to fund new growth initiatives.

Determining Payouts Under the Incentive Pool

Payouts under the Plan were determined by multiplying the Incentive Pool by each participant’s allocable portion of the Incentive Pool. For each quarter of fiscal years 2020-2022, we had positive operating income, which resulted in the funding of the Incentive Pool. At the conclusion of each quarter, the Compensation Committee reviewed and approved each NEO incentive payment under the 2008 Executive Incentive Compensation Plan based on the executive officer’s allocable share of the Incentive Pool for that quarter. In 2022, to reduce the growth of compensation to NEO and certain senior executives, the Compensation Committee reduced payouts by 15% for the second quarter and 20% for each of the third and fourth quarters or a combined total of $12.2 million.

Notice of Annual Meeting & Proxy Statement | 25

5% Growth Performance Requirement

In 2017, a minimum 5% growth requirement was added for the CEO to earn an unreduced payout, and in 2020, the requirement was expanded to include all senior executive management. Operating income did grow by more than 5% in 2020, as compared to the same period in 2019, except in the first quarter, and the amount paid to our NEO and senior executives in that quarter was reduced by 5% or a combined total of $487,533. In 2021, operating income did grow by more than 5% in each quarter, as compared to the same period in 2020. In 2022, operating income did grow by more than 5% in each quarter, except in the fourth quarter, and the amount paid to our NEO and senior executives in that quarter was reduced by 5% or a combined total of $814,324.

Determination of NEO RSU Grants

The Compensation Committee considered various factors in determining the size of each RSU grant to NEO for 2022, including:

•
Executive officer performance during the past 12 months, including noteworthy accomplishments;
•
Targeted NEO equity-to-overall compensation ratio;
•
Tenure with the Company;
•
Current position and associated responsibilities; and
•
Size of grant relative to peers within the Company.

PSU Grants to CEO and Senior Executive Management

To further align CEO long-term incentive compensation with shareholders’ interests and focus on long-term performance, the Compensation Committee, starting in 2017, shifted a portion of Mr. Musser’s annual pay to longer-term by adopting performance metrics in the form of performance share units (PSU) subject to vesting only if 3-year performance goals were achieved for Net Revenues and EPS. The PSU are awarded in May each year under the Amended and Restated 2017 Omnibus Incentive Plan (the Amended 2017 Plan) that was approved by shareholders. PSU incentive goals are established with the intent that performance in-line with our operating plans should result in a payout that is approximately at target. In order to achieve the maximum goals, our performance would have to exceed our operating plans to a significant degree. Threshold performance goals were set at a level that was meant to be attainable and below which the Company could not justify a payout. In evaluating the difficulty of our target performance goals, the Compensation Committee, comprised entirely of independent Directors, believes these goals are challenging. Beginning in 2019, the Compensation Committee expanded the use of PSU awards to senior executive management, including all other NEO. PSU continue to measure 3-year performance and use Net Revenues and EPS, weighted 25% and 75% respectively.

2020 PSU Performance Criteria & Discussion

The performance period of 2020 PSU awards to Mr. Musser and to senior executive management, including all NEO, was January 1, 2022 to December 31, 2022. The final number of shares earned was based on the Company’s 3-year EPS and Net Revenue growth. In setting targets for the 2020 PSU in May 2020, the Compensation Committee considered a number of factors, including the Company’s past performance, estimated impact of Covid-19 on the global economy, including customers, service providers and employees, current strategies and initiatives, estimated share repurchases, expected macro-economic forces, and global trade expectations. Following the end of the performance period, the Compensation Committee considers the Company’s actual performance compared to targets, including the effect of any significant items during the performance period in making its final determination.

Net revenues are a non-GAAP measure calculated as revenues less directly related operations expenses attributable to the Company’s principal services. The Board believes that net revenues are a better measure than total revenues when evaluating the Company’s operating performance since total revenues earned as a freight consolidator include the carriers’ charges for carrying the shipment, whereas revenues earned in other capacities include primarily the commissions and fees earned by the Company. Net revenue is one of the Company’s primary operational and financial measures and demonstrates management’s ability to concentrate and leverage purchasing power through effective consolidation of shipments from customers utilizing a variety of transportation carriers and optimal routings.

Notice of Annual Meeting & Proxy Statement | 26

For PSU granted in May 2020, the Compensation Committee established 2022 performance criteria for Mr. Musser and senior executive management, including all NEO, based on the following criteria and weightings. The table below also includes the actual achieved performance for the year ended December 31, 2022 used in the final measurement for shares granted to NEO:

PSU Performance Criteria	Weighting	Threshold	Target	Maximum	Actual
Percent of PSU Earned:		50%	100%	200%	200%
Cumulative EPS Growth:	75%	$2.62	$3.28	$3.94	$8.26
Net Revenues Growth (in millions):	25%	$2,120	$2,650	$3,180	$4,494
PSU Awarded:(1)		21,207	42,414	84,828	87,815

(1)
Actual PSU awarded includes 2,987 dividend equivalents earned since the grant date.

RSU & PSU Vesting and Retirement Eligibility

The RSU and PSU Awards under the Amended 2017 Plan include a dividend equivalent that vests commensurately with the underlying award. In addition, senior executive management who have either (i) attained the age of 55 and completed at least 10 years of continuous service, or (ii) completed at least 30 years of continuous service are deemed "retirement eligible." All NEO are retirement-eligible. RSU vest 1/3 on each successive one-year anniversary of the grant date. PSU vest only if performance goals are achieved for net revenue and earnings per share growth in the second fiscal year after grant. Upon the retirement, death or disability of a retirement-eligible senior executive manager, RSU vest immediately and PSU will fully vest at the end of the applicable performance period. See “Potential Payments upon Termination & Change in Control” for a description of the treatment of RSU and PSU upon an involuntary termination with cause and without cause and a voluntary termination for good reason.

Perquisites & Other Personal Benefits

The Company provides no perquisites or personal benefits to our NEO that are not available to all employees. The Company provides standard benefits packages to all employees that vary by country, based on individual country regulations. Further, the Company does not provide tax “gross-ups” on change in control severance benefits or any other type of benefit.

Risk & Compensation Clawback Recovery

Because the 2008 Executive Incentive Compensation Plan is based on cumulative operating income, any operating losses that are incurred must be recovered from future operating income before any amounts would be due to participants. Since a significant portion of executive compensation comes from the 2008 Executive Incentive Compensation Plan, the Company believes that this cumulative feature is a disincentive to excessive risk taking by its senior managers. No one individual has the authority to commit the Company to excessive risk taking. Due to the nature of the Company’s services, the business has a short operating cycle. The outcome of any higher risk transactions, such as overriding established credit limits, would be known in a relatively short time frame. Management believes that when the potential impact on the bonus is considered in light of this short operating cycle, the potential for gains that could be generated by higher risk business practices is sufficiently mitigated. Management believes that both the stability and the long-term growth in operating income and net earnings are a result of the incentives and recovery mechanism inherent in the Company’s compensation programs. Awards under the 2017 Plan (including any shares subject to an Award) are subject to any Company policy providing for recovery, recoupment, clawback and/or other forfeiture. In addition, the Company's "clawback policy" related to financial restatements includes not just the CEO and Chief Financial Officer (CFO), but all members of senior executive management.

Role of the Compensation Committee, Management & Consultants

Compensation decisions, other than compensation and equity grant determinations for the CEO, are made in consultation with the CEO. Compensation decisions for the CEO are made by our Compensation Committee and approved by our full Board. With respect to the 2008 Executive Incentive Compensation Plan, the CEO recommends allocation percentages for all participating executive officers, which must be reviewed and approved by the Compensation Committee.

The Board believes in overall total compensation targets that are consistent with the underlying compensation philosophy of the Company. The Company recognizes that because it operates in the highly competitive global logistics services industry, the quality of its service depends upon the quality of the executives and other employees it is able to attract and retain. In order to succeed, the Company believes that it must be able to attract and retain qualified executives and employees. The Compensation Committee considers the competitiveness of the entire

Notice of Annual Meeting & Proxy Statement | 27

compensation package of an executive officer relative to that paid by similar companies when evaluating the adequacy of base salaries, the percentage allocations of the 2008 Executive Incentive Compensation Plan and equity grants. The Company’s objective is to offer a total compensation package, which gives the executive officer the opportunity to be rewarded at a level believed to be superior to that offered by the Company’s competitors in the global logistics services industry. The Company believes that the opportunity for achieving superior levels of compensation is predicated on achieving sustained, long-term profitable results that are superior to those of its competitors.

The Compensation Committee used benchmark data on a limited basis to review base salaries and other compensation information and practices disclosed by certain U.S. publicly traded companies in the logistics and transportation industry. The benchmark data has confirmed that the Company’s compensation packages offered to executives are competitive and give executives appropriate incentives to retain and gain profitable customers and grow the Company’s services. Benchmark data was derived from proxy statements filed by Alaska Air Group, Inc., CH Robinson Worldwide, Inc., CSX Corp., JB Hunt Transport Services, Inc., JetBlue Airways Corp., Knight-Swift Transportation Holdings, Inc., Landstar System, Inc., Norfolk Southern Corp., Old Dominion Freight Line, Inc., Ryder System, Inc., Schneider National, Inc., Southwest Airlines Co., Union Pacific Corp., and XPO Logistics. While these companies vary in size in terms of revenue, the Compensation Committee believes the benchmark data derived from this group of companies is useful for the limited comparisons described above.

Since 2016, the Compensation Committee has engaged Meridian Compensation Partners, LLC (Meridian) to provide advice on executive and Director compensation matters. The Compensation Committee has assessed the independence of Meridian pursuant to SEC and NASDAQ rules and determined that no conflict of interest exists that would prevent Meridian from providing independent and objective advice to the Compensation Committee. Meridian has provided consulting services only as directed by the Compensation Committee. Meridian reports directly to the Compensation Committee and does not provide any other services to the Company.

Employment Agreements

The Company has entered into employment agreements with each NEO. Each employment agreement is automatically renewable upon expiration for additional one-year periods unless either party elects otherwise.

Executive Stock Ownership Policy

The Company maintains executive stock ownership guidelines and is governed by the Compensation Committee. These stock ownership guidelines are applicable to our NEO and certain other senior management holding a title of Senior Vice President or above. These guidelines are designed to increase executives’ equity stakes in the Company and to further align executives’ interests with those of shareholders. The guidelines require covered executives to own shares of the Company’s Common Stock sufficient to satisfy the amount specified below as a multiple of the executive’s annual base salary:

	Guidelines
Chief Executive Officer	60 x Base Salary	$6,000,000
President, Executive Vice President, or Chief Financial Officer	20 x Base Salary	$2,000,000
Senior Vice President	10 x Base Salary	$1,000,000

Executives in the positions above need to achieve the corresponding ownership target within five years of the earlier of promotion to the position or the policy adoption or revision date. This policy excludes stock option grants in the ownership calculation and includes RSU and target PSU grants. As of December 31, 2022, all of our NEO are in compliance with their respective ownership guidelines. When NEO exercise stock options, they must continue to comply with the ownership requirements above.

All executives must hold 75% of the net after-tax shares received upon vesting of any PSU and RSU until their respective stock ownership guidelines are achieved.

Insider Trading Policy Prohibits Hedging or Pledging

The Company’s Insider Trading Policy prohibits its Board of Directors and employees from hedging or pledging their ownership of Company stock, including trading in publicly-traded options, puts, calls or other derivative instruments related to Company stock.

Notice of Annual Meeting & Proxy Statement | 28

Other Retirement or Disability Payments

Other than for RSU and PSU, the Company has no formal obligations to make any payments to any executive officer upon his or her death, disability or retirement except to senior executive management domiciled in countries where statutory regulations require that these benefits be provided to all employees. The Company’s policy prohibits the payment of any retirement bonuses to executive officers and members of senior executive management.

While there is no legal or contractual obligation to do so, the Company has, on occasion, accelerated the vesting of any unvested RSU or stock options of employees who pass away.

Compensation Committee Report

The Compensation Committee believes in simple, easy to understand executive incentive compensation plans that are directly aligned with Company performance and focus management on enhancing the long-term value of the Company. The Compensation Committee Charter is available on our website https://investor.expeditors.com.

Compensation Committee

All members are independent under Exchange Act and NASDAQ rules. The Compensation Committee met four times in 2022.

Compensation Committee Interlocks & Insider Participation

No member of the Committee is or has been an officer or employee of the Company and none had any interlocking relationship with any other entities or of the type that would be required to be disclosed in this Proxy Statement.

Key Responsibilities:

•
Annually review and approve corporate goals and objectives relevant to CEO compensation, annually evaluate CEO performance in light of those goals and objectives, and recommend CEO compensation based on that evaluation.
•
Approve compensation of all non-CEO executive officers.
•
Approve the annual and long-term performance goals for the Company’s incentive plans, including targets in PSU awards.
•
Ensure that incentive compensation programs are consistent with the Company’s annual and long-term performance objectives and do not encourage unnecessary or excessive risk taking.
•
Determine base salary, participation level in the 2008 Executive Incentive Compensation Plan and equity grants to the CEO.
•
Review and recommend compensation of non-management Directors.
•
Oversee enterprise risks assigned to Committee by the Board.

The Compensation Committee believes that the compensation for the CEO and other NEO are consistent with its philosophy, incentive compensation plans and the objectives described above. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors:

Mark Emmert, Chair

Diane Gulyas

Brandon Pedersen

Notice of Annual Meeting & Proxy Statement | 29

Summary Compensation Table for the Fiscal Year Ended December 31, 2022

The table below summarizes the total compensation earned by each NEO for each of the fiscal years shown. The Company has entered into employment and indemnification agreements with all of the NEO.

The NEO were not entitled to receive payments that would be characterized as “Bonus” payments for the fiscal years shown. Amounts listed under “Non-Equity Incentive Plan Compensation” were determined based on percentages of the Incentive Pool that were allocated to each NEO by the Compensation Committee under the 2008 Executive Incentive Compensation Plan based on the factors described in the Compensation Discussion and Analysis contained herein.

Base salaries for the NEO accounted for less than 3% of their total compensation and “at-risk” compensation accounted for more than 85% of their total compensation in 2022. Benefits accounted for less than 1% of the total compensation of NEO.

The following table sets out the type and amount of compensation paid to each NEO for the years ended December 31:

Name & Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation (2)	Total
Jeffrey S. Musser	2022	$100,000	2,895,962	7,834,085	3,000	$10,833,047
President & Chief	2021	$100,000	2,896,946	10,026,358	3,000	$13,026,304
Executive Officer	2020	$100,000	2,406,138	4,896,713	3,000	$7,405,851
Eugene K. Alger	2022	$100,000	1,169,594	5,765,925	3,000	$7,038,519
President - Global	2021	$100,000	1,170,524	7,379,449	3,000	$8,652,973
Services	2020	$100,000	972,340	3,605,338	3,000	$4,680,678
Daniel R. Wall	2022	$100,000	1,169,594	5,113,284	3,000	$6,385,878
President – Global	2021	$100,000	1,170,524	6,544,174	3,000	$7,817,698
Products	2020	$100,000	972,340	3,173,278	3,000	$4,248,618
Richard H. Rostan	2022	$100,000	1,035,944	5,105,295	3,000	$6,244,239
President – Global	2021	$100,000	1,035,990	6,533,951	3,000	$7,672,941
Geographies & Operations	2020	$100,000	860,804	3,192,341	3,000	$4,156,145
Bradley S. Powell	2022	$100,000	1,169,594	5,761,931	3,000	$7,034,525
Senior Vice President &	2021	$100,000	1,170,524	7,374,337	3,000	$8,647,861
Chief Financial Officer	2020	$100,000	972,340	3,602,841	3,000	$4,678,181

(1)
Represents the aggregate grant date fair value of RSU and PSU awards at target. RSU will vest annually over three years after the grant date or upon retirement. The PSU value is based upon the probable outcome, as estimated at the grant date, of achieving the performance metrics at target at the end of the three-year performance period.
(2)
These amounts include the Company’s matching contributions, up to a maximum annual Company contribution of $3,000 under an employee savings plan under Section 401(k) of the Code.

Notice of Annual Meeting & Proxy Statement | 30

Grants of Plan-Based Awards Table

The following table sets forth certain information regarding awards granted to each NEO during the year ended December 31, 2022:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date of Equity Awards	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards(3)	Closing Price on Grant Date	Grant Date Fair Value of Stock Awards
Jeffrey S. Musser	5/3/2022	—	$7,834,085	—	7,053	14,106	28,212	—	$102.65	$1,447,981
	5/3/2022	—	—	—	—	—	—	14,106	$102.65	$1,447,981
Eugene K. Alger	5/3/2022	—	$5,765,925	—	2,849	5,697	11,394	—	$102.65	$584,797
	5/3/2022	—	—	—	—	—	—	5,697	$102.65	$584,797
Daniel R. Wall	5/3/2022	—	$5,113,284	—	2,849	5,697	11,394	—	$102.65	$584,797
	5/3/2022	—	—	—	—	—	—	5,697	$102.65	$584,797
Richard H. Rostan	5/3/2022	—	$5,105,295	—	2,523	5,046	10,092	—	$102.65	$517,972
	5/3/2022	—	—	—	—	—	—	5,046	$102.65	$517,972
Bradley S. Powell	5/3/2022	—	$5,761,931	—	2,849	5,697	11,394	—	$102.65	$584,797
	5/3/2022	—	—	—	—	—	—	5,697	$102.65	$584,797

(1)
The total amount available to executive officers and key employees participating in the 2008 Executive Incentive Compensation Plan, including all NEO, is limited to 10% of pre-bonus operating income. Individual amounts earned under this plan are determined by participation percentages and any potential downward adjustments approved by the Compensation Committee. The Company does not use thresholds or targets or maximums in determining levels of compensation under this plan.
(2)
PSU grants are made pursuant to the Company’s Amended 2017 Plan. The final number of PSU are determined using an adjustment factor of between half and two times the target PSU amount, depending on the degree of achievement above threshold of the designated net revenue and earnings per share performance targets in the year ended December 31, 2024. If the minimum performance thresholds are not achieved, no shares will be issued. Each PSU vests at the end of the performance period and will convert to one share of the Company's Common Stock within 73 days after the end of the performance period.
(3)
RSU grants are made pursuant to the Company’s Amended 2017 Plan. RSU vest annually over three years based on continued employment, unless the participant is eligible for retirement, and are settled upon vesting in shares of the Company's Common Stock on a one-for-one basis.

Option Exercises, Shares Vested & Year-End Equity Value Tables

The following table sets forth certain information regarding options exercised and RSU and PSU vested for each NEO during the year ended December 31, 2022:

	Option Exercises		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (2)	Value Realized on Vesting (3)
Jeffrey S. Musser	5,000	$293,125	49,766	$5,284,154
Eugene K. Alger (4)	—	—	31,688	$3,338,472
Daniel R. Wall	—	—	20,112	$2,135,494
Richard H. Rostan	—	—	17,804	$1,890,432
Bradley S. Powell	—	—	20,112	$2,135,494

(1)
Represents the difference between the market price of the Company’s Common Stock at exercise and the exercise price of the options, multiplied by the number of options exercised. The options exercised in 2022 were granted in 2012.
(2)
Includes dividend equivalents.
(3)
Represents the market price of the Company's Common Stock at the vesting date, multiplied by the number of RSU vested. The amounts include 87,815 total PSU awarded to the NEOs listed in 2020 that vested at the end of the 2022 performance period with a realized value of $105.38 per share. The PSU were settled on March 2, 2023.
(4)
Includes 11,576 RSU vested as of December 31, 2022 upon retirement valued at the closing market stock price on that date of $103.92. These awards will be distributed according to the original vesting schedule at time of grant.

Notice of Annual Meeting & Proxy Statement | 31

The following table sets forth equity awards held by the NEO at December 31, 2022:

	Option Awards
Year of Grant	Exercisable	Exercise or Base Price	Option Expiration Date	Number of Unvested Stock Unit Awards (1)	Market Value of Unvested Stock Unit Awards (3)	Number of Unearned and Unvested Stock Unit Awards (2)	Market Value of Unearned and Unvested Unit Awards (3)

Jeffrey S. Musser
2022	—	—	—	14,290	$1,485,017	14,290	$1,485,017
2021	—	—	—	8,672	$901,194	13,007	$1,351,687
2020	—	—	—	5,695	$591,824	—	—
2013	10,000	$35.32	5/1/2023	—	—	—	—
Eugene K. Alger (4)
2022	—	—	—	—	—	5,771	$599,722
2021	—	—	—	—	—	5,255	$546,100
Daniel R. Wall
2022	—	—	—	5,771	$599,722	5,771	$599,722
2021	—	—	—	3,504	$364,136	5,255	$546,100
2020	—	—	—	2,301	$239,120	—	—
Richard H. Rostan
2022	—	—	—	5,112	$531,239	5,112	$531,239
2021	—	—	—	3,101	$322,256	4,651	$483,332
2020	—	—	—	2,037	$211,685	—	—
Bradley S. Powell
2022	—	—	—	5,771	$599,722	5,771	$599,722
2021	—	—	—	3,504	$364,136	5,255	$546,100
2020	—	—	—	2,301	$239,120	—	—

(1)
RSU awards vest annually over 3 years from the date they are granted or upon retirement and includes dividend equivalents.
(2)
Assumes PSU payout at target levels. PSU granted in 2021 and 2022 will vest on December 31, 2023 and December 31, 2024, respectively, only if 3-year performance goals are achieved for Net Revenue and EPS. PSU includes dividend equivalents based on target levels.
(3)
Market value determined by the closing market stock price of $103.92 on December 30, 2022.
(4)
Upon Mr. Alger’s retirement at December 31, 2022, all of his unvested RSU awards became vested.

Notice of Annual Meeting & Proxy Statement | 32

Potential Payments upon Termination & Change in Control

The Company has employment agreements with each NEO and maintains certain plans under which it provides compensation to the NEO in the event of a termination of employment or a change in control.

The following table and accompanying footnotes illustrate the payments that would be due to each NEO under all applicable termination scenarios, assuming the triggering event took place on December 31, 2022:

		Involuntary		Voluntary
		Termination		Termination
		with Cause	Voluntary	Including	Involuntary
	Involuntary	with Non-	Termination	Retirement with	Termination
	Termination	Compete	Including	Non-Compete	without	Death or
	with Cause (1)	Agreement (1)	Retirement (2,3)	Agreement (1,2,3)	Cause (2,3,4)	Disability (5)
Jeffrey S. Musser
Employment Agreement	—	$50,000	—	$50,000	$3,967,043	—
Restricted Stock Units	—	—	2,978,035	2,978,035	2,978,035	2,978,035
Performance Stock Units	—	—	2,836,704	2,836,704	2,836,704	2,836,704
Total	—	$50,000	$5,814,739	$5,864,739	$9,781,782	$5,814,739
Eugene K. Alger
Employment Agreement	—	$50,000	—	$50,000	$2,932,963	—
Restricted Stock Units	—	—	—	—	—	—
Performance Stock Units	—	—	1,145,822	1,145,822	1,145,822	1,145,822
Total	—	$50,000	$1,145,822	$1,195,822	$4,078,785	$1,145,822
Daniel R. Wall
Employment Agreement	—	$50,000	—	$50,000	$2,606,642	—
Restricted Stock Units	—	—	1,202,978	1,202,978	1,202,978	1,202,978
Performance Stock Units	—	—	1,145,822	1,145,822	1,145,822	1,145,822
Total	—	$50,000	$2,348,800	$2,398,800	$4,955,442	$2,348,800
Richard H. Rostan
Employment Agreement	—	$50,000	—	$50,000	$2,602,648	—
Restricted Stock Units	—	—	1,065,180	1,065,180	1,065,180	1,065,180
Performance Stock Units	—	—	1,014,571	1,014,571	1,014,571	1,014,571
Total	—	$50,000	$2,079,751	$2,129,751	$4,682,399	$2,079,751
Bradley S. Powell
Employment Agreement	—	$50,000	—	$50,000	$2,930,966	—
Restricted Stock Units	—	—	1,202,978	1,202,978	1,202,978	1,202,978
Performance Stock Units	—	—	1,145,822	1,145,822	1,145,822	1,145,822
Total	—	$50,000	$2,348,800	$2,398,800	$5,279,766	$2,348,800

(1)
Following an executive officer's resignation, or when terminating an executive officer for cause, the Company may, in its sole discretion, invoke a six-month non-compete provision contained in the employment agreements for a lump sum payment representing 50% of the executive officer’s base salary. The term “cause” as defined in the employment agreement is any act of an executive officer, which in the reasonable judgment of the Board of Directors, constitutes dishonesty, larceny, fraud, deceit, gross negligence, a crime involving moral turpitude, willful misrepresentation to shareholders, Directors or officers or material breach of the employment agreement.
(2)
NEO are retirement eligible if they either have (i) attained the age of 55 and completed at least 10 years of continuous service, or (ii) completed at least 30 years of continuous service. All NEO were retirement eligible. With respect to RSU and PSU grants, “retirement” means the voluntary or involuntary termination of employment for any reason other than for cause, disability or death. Upon such voluntary or involuntary termination of employment for any reason other than for cause, disability or death, all RSU vest and PSU awards vest at the end of the performance period based on actual performance.
(3)
For PSU awards, if terminated prior to the commencement or completion of a performance period, then (i) unvested PSU granted during the prior six-month period will be forfeited; (ii) provided that the NEO timely executes a waiver and release of claims against the Company, a prorated portion (based on service completed at the time of termination) of unvested PSU will be eligible to become vested at the end of the applicable performance period, based on actual achievement of performance goals; and (iii) all other unvested PSU shall be forfeited. For RSU awards, if terminated prior to a scheduled vesting date, then (i) unvested RSU granted during the prior six month period will be forfeited; (ii) provided that the NEO timely executes a waiver and release of claims against the Company, those RSU that otherwise would have vested during the twelve (12) month period following the NEO’s termination will immediately become vested upon the NEO’s termination; and (iii) all other unvested RSU shall be forfeited. PSU will be paid out shortly after the performance period ends and RSU will be paid out shortly after the scheduled vesting date set forth in the RSU Agreement.
(4)
When terminating an executive without cause, the Company must pay the executive officer cash compensation in a lump sum amount equal to 50% of his or her base salary plus 50% of the amount of the preceding twelve months of non-equity incentive compensation, which automatically extends the non-compete provision for an additional six months.
(5)
Upon the death or disability of an NEO, the NEO or NEO's estate shall be entitled payment or settlement, within 90 days of the NEO's death or disability, of all unvested RSU. Upon death or disability of a retirement-eligible NEO, for PSU, the NEO or NEO’s estate shall be entitled payment or settlement as soon as administratively feasible, assuming that performance would be achieved at the target level with respect to the full amount of PSU.

Notice of Annual Meeting & Proxy Statement | 33

Under NEO employment agreements, no cash payments are due upon a "change in control." The following table and accompanying footnotes illustrate the payments that would be due to each of the NEO under all applicable “change in control” scenarios relative to their equity awards, assuming the triggering event took place on December 31, 2022:

	Change in Control with	Change in Control	Qualifying Termination after a
	RSU/PSU Replacement	without RSU/PSU	Change in Control with RSU/PSU
	Awards (1,2)	Replacement Awards (1,2,3)	Replacement Awards (1,2,4,5)
Jeffrey S. Musser
Restricted Stock Units	—	$2,978,035	$2,978,035
Performance Share Units	—	2,836,704	2,836,704
Total	—	$5,814,739	$5,814,739
Eugene K. Alger
Restricted Stock Units	—	—	—
Performance Share Units	—	1,145,822	1,145,822
Total	—	$1,145,822	$1,145,822
Daniel R. Wall
Restricted Stock Units	—	$1,202,978	$1,202,978
Performance Share Units	—	1,145,822	1,145,822
Total	—	$2,348,800	$2,348,800
Richard H. Rostan
Restricted Stock Units	—	$1,065,180	$1,065,180
Performance Share Units	—	1,014,571	1,014,571
Total	—	$2,079,751	$2,079,751
Bradley S. Powell
Restricted Stock Units	—	$1,202,978	$1,202,978
Performance Share Units	—	1,145,822	1,145,822
Total	—	$2,348,800	$2,348,800

(1)
“Change in Control” means any of the following: (a) when any person (with certain exceptions) becomes the beneficial owner, directly or indirectly, of 50% of the Company’s then outstanding securities,(b) when a transaction requiring shareholder approval occurs involving the sale of all, or substantially all, of the assets of the Company or a merger of the Company with or into another company, or (c) "Continuing Directors" (as defined in the Amended 2017 Plan) cease to constitute a majority of the Board other than due to death, retirement or disability, or (d) shareholder approval of a complete liquidation or dissolution of the Company.
(2)
An unmodified RSU or PSU surviving a Change in Control would qualify as a "Replacement Award."
(3)
For PSU assumes that actual performance through the date of the Change in Control is not greater than the PSU at "target" level. PSU issuance is to occur within 30 days of the Change in Control event.
(4)
The term "Qualifying Termination" is an involuntary termination without cause or a voluntary termination with Good Reason that occurs within two years of a Change in Control involving Replacement Awards. Issuance to occur within 60 days of the Qualifying Termination.
(5)
For PSU assumes that actual performance through the date of the Change in Control is not greater than the PSU at "target" level. PSU issuance is to occur within 60 days of the Qualifying Termination.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2022 regarding compensation plans under which equity securities of the Company are authorized for issuance:

	(a)	(b)	(c)
Number of Securities
Available for Future
	Number of Securities to	Weighted-Average	Issuance Under Equity
	be Issued Upon Exercise	Exercise Price of	Compensation Plans
	of Outstanding Options &	Outstanding Options &	(Excluding Securities
Plan Category	Rights (1)	Rights (2)	Reflected in Column (a)) (3)
Equity Compensation Plans Approved by Security Holders	2,861,347	$44.86	3,172,538
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,861,347	$44.86	3,172,538

(1)
Represents shares issuable upon exercise of outstanding stock options, vesting of outstanding restricted stock units and performance stock units that will vest if target levels are achieved.
(2)
The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units and performance stock units, which have no exercise price.
(3)
Includes 1,131,713 available for issuance under the employee stock purchase plans and 2,040,825 available for future grants of equity awards under the Amended 2017 Plan.

Notice of Annual Meeting & Proxy Statement | 34

PROPOSAL NO. 3:

ADVISORY VOTE TO APPROVE THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE OFFICER COMPENSATION

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities and Exchange Act of 1934, as amended, the Company is required to submit to shareholders a non-binding vote to advise whether the non-binding shareholder vote on compensation of the Company’s NEO shall occur every one, two, or three years.

The Board of Directors believes that submitting the non-binding vote on compensation of the Company’s NEO to shareholders on an annual basis is appropriate for the Company and its shareholders at this time.

In 2017, the last time this advisory proposal was put before shareholders, 89% percent of voting shareholders chose a frequency of one year.

The proxy card provides shareholders with four choices (every 1 Year, 2 Years, 3 Years, or Abstain). Shareholders are not voting to approve or disapprove the Board of Directors' recommendation.

Effect of Proposal

The frequency vote is non-binding. Shareholder approval of a one-, two-, or three-year frequency vote will not require the Company to implement the non-binding vote on compensation of the Company’s NEO every one, two, or three years. The final decision on the frequency of a non-binding vote on compensation of the Company’s NEO remains with the Board of Directors and/or its committees.

The Board of Directors values the opinions of the Company’s shareholders. Although the vote is non-binding, the Board of Directors and its committees will carefully consider the outcome of the frequency vote when making future decisions regarding the frequency of voting on a non-binding vote on compensation of the Company’s NEO. The final decision on the frequency of a non-binding vote on compensation of the Company’s NEO remains with the Board of Directors and/or its committees.

✓	The Board of Directors recommends a vote FOR a frequency of 1 YEAR.

Notice of Annual Meeting & Proxy Statement | 35

PROPOSAL NO. 4:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee is recommending the approval of the appointment of KPMG LLP as registered independent public accountants for the Company to audit the consolidated financial statements for 2023. If shareholders do not approve, the Audit Committee will reconsider the appointment.

Relationship with Independent Registered Public Accounting Firm

KPMG provided the following audit and other services during 2022 and 2021:

	2022	2021
Audit Fees	$2,963,033	$2,940,000

Includes fees associated with the annual integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, statutory audits of foreign subsidiaries, and a registration statement.

Audit-Related Fees	—	12,000	Includes fees for attestation reports for international subsidiaries.
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,963,033	$2,952,000

The Audit Committee has established a policy that prohibits the Company from retaining its principal independent registered public accounting firm for any engagements other than those that could be described above as audit, audit-related or other services pre-approved by the Audit Committee. In all cases, the Audit Committee approved 100% of the services provided in advance to determine whether they would be compatible with maintaining KPMG’s independence.

The Audit Committee also reviews and approves an annual budget for specific categories of non-audit services (that are detailed as to the particular services), which KPMG is to be permitted to provide (those categories do not include any of the prohibited services in the auditor independence provisions of the Sarbanes-Oxley Act of 2002). This review includes an evaluation of the possible impact of the provision of such services by KPMG on the firm’s independence in performing its audit and audit-related services.

The Audit Committee and the Company’s Board of Directors believe that the continued retention of KPMG as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. The Company has been advised by KPMG that it will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

✓	The Board of Directors recommends a vote FOR this proposal.

Notice of Annual Meeting & Proxy Statement | 36

AUDIT COMMITTEE REPORT

The Audit Committee is dedicated to overseeing all accounting and financial reporting processes, including underlying internal controls, audits, and the transparency of disclosures in the Company’s financial reports. The Audit Committee Charter is available on our website at https://investor.expeditors.com.

Audit Committee

All members are independent under Exchange Act and NASDAQ rules. The Board has determined that Ms. Polius and Mr. Pedersen qualify as "audit committee financial experts" as defined under applicable SEC rules.

Key Responsibilities:

•
Maintain oversight of financial accounting and reporting and underlying internal controls.
•
Assist the Board in discharging its fiduciary responsibilities and the adequacy of disclosures to shareholders and to the public.
•
Maintain oversight responsibility for the Company’s independent registered public accounting firm.
•
Assure the independence of the Company’s independent registered public accounting firm.
•
Meet with the Company’s internal audit staff and members of the independent registered public accounting firm to review auditing plans, scopes and findings.
•
Facilitate open communication among Directors, the Company’s independent registered public accounting firm, internal auditors and management.
•
Oversee enterprise risks assigned to the Committee by the Board.

2022 Committee Highlights

The Audit Committee met four times in 2022. The following are some highlights and ongoing projects from the Committee’s work in 2022 and year-to-date 2023:

•
Oversight of improvements being implemented by management to remediate and strengthen certain information technology controls associated with database financial systems changes reported as a material weakness in internal controls over financial reporting as of December 31, 2022.
•
Continued oversight of the development and implementation of the Company’s new accounting system.
•
Continued oversight of the Company’s implementation of the Tax Cuts and Jobs Act (the Act) and related interpretations.
•
The addition of two new Directors to the Committee, each of whom qualifies as an "audit committee financial expert" as defined under applicable SEC rules.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements, and internal control over financial reporting, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and for issuing reports thereon.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2022. The Audit Committee has discussed with KPMG LLP (KPMG), the Company’s independent registered public accounting firm for 2022, the matters required to be discussed under the rules adopted by the PCAOB and the Securities Exchange Commission (SEC) including the material weakness in internal controls over financial reporting, as well as critical audit matters. In addition, the Audit Committee has received from KPMG the written disclosures and the letter required by the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and discussed with KPMG the auditor’s independence from the Company and its management.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Audit Committee:

Brandon Pedersen, Chair

James DuBois

Olivia Polius

Notice of Annual Meeting & Proxy Statement | 37

SHAREHOLDER PROPOSAL

The proposal below comes from a shareholder who confirmed ownership of at least $2,000 in market value of our common stock. We will furnish the shareholder's name and address upon receipt of a request for such information to our Corporate Secretary.

This shareholder proposal is non-binding on the Board of Directors. The Board of Directors will review and consider the voting results when making future decisions, but the approval or disapproval of this proposal by shareholders will not require the Board of Directors to take any action.

PROPOSAL NO. 5: Shareholder Ratification of Excessive Termination Pay

Shareholders request that the Board seek shareholder approval of any senior manager's new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus.

“Severance or termination payments'' include cash, equity or other pay that is paid out or vests due to a senior executive' s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred pay earned and vested prior to termination.

"Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities, perquisites or benefits not vested under a plan generally available to management employees, post-employment consulting fees or office expense and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

Generous performance-based pay can sometimes be justified but shareholder ratification of "golden parachute'' severance packages with a total cost exceeding 2.99 times base salary plus target short-term bonus better aligns management pay with shareholder interests.

At one company, that does not have this policy, if the CEO is terminated he could receive $44 million in termination pay – over 10 times his base salary plus short-term bonus. ln the event of a change in control, the same person could receive a whopping $124 million in accelerated equity payouts even if he remained employed.

Proposals like this proposal for Shareholder Ratification of Excessive Termination Pay received between 51% and 65% support at:

AbbVie (ABBV)

FedEx (FDX)

Spirit AeroSystems (SPR)

Alaska Air (ALK)

Fiserv (FISV)

It is important to be vigilant regarding Expeditors International corporate governance because 11% of shares voted against Expeditor management pay in 2022. A 5% rejection rate is often the norm at well performing companies. Mark Emmert, chair of the Expeditors management pay committee, and Liane Pelletier, chair of the Expeditors nomination committee, received a lot more against votes compared to the other Expeditors directors in 2022.

Please vote yes:

Shareholder Ratification of Excessive Termination Pay – Proposal 5

Notice of Annual Meeting & Proxy Statement | 38

Company Statement in Opposition

RECOMMENDATION:

The Board of Directors recommends that shareholders vote AGAINST this proposal.

Generous retirement packages and severance payouts are not part of our formula for success in attracting and retaining executive leadership at Expeditors. Specifically, in 2014, we adopted a policy that prohibits any payment of any future retirement bonuses to senior management and this position was further communicated to our shareholders in our 2016 Proxy Statement.

Our Named Executive Officers under our forms of employment agreements and equity award agreements are only entitled to an accelerated vesting of up to three years of equity compensation upon achieving a certain number of years of service and the retirement age of 55, as well as a possible six months’ worth of total compensation if terminated without cause in exchange for a release and non-compete agreement. We took the time to analyze our executive payout compensation levels under nine different scenarios shown in our annual disclosures for 2022 and determined there was no scenario under which our senior management retirement payouts would have come anywhere near the proposal’s 2.99x threshold. The highest potential payout ratio to our Named Executive Officers for 2022 was 0.88x (for our CEO in the event of an involuntary termination without cause). Accordingly, we believe the company’s existing policies essentially render this proposal moot.

If shareholders pass this proposal notwithstanding the company’s existing policies on this subject, a yes vote will be taken as a message to the Board that shareholders understand and agree that the Board has authority to grant retirement packages up to the proposal’s 2.99x threshold as it deems appropriate. Such an outcome would be in conflict with our current policy against retirement payouts and would therefore necessitate a change to our current policy adopted in 2014.

Accordingly, the Board of Directors unanimously recommends that the Shareholders vote AGAINST Proposal No. 5

X	The Board of Directors recommends a vote AGAINST this proposal.

Notice of Annual Meeting & Proxy Statement | 39

SHAREHOLDER PROPOSAL

The proposal below comes from a shareholder who confirmed ownership of at least $2,000 in market value of our common stock. We will furnish the shareholder's name and address upon receipt of a request for such information to our Corporate Secretary.

This shareholder proposal is non-binding on the Board of Directors. The Board of Directors will review and consider the voting results when making future decisions, but the approval or disapproval of this proposal by shareholders will not require the Board of Directors to take any action.

PROPOSAL NO. 6

Resolved: Shareholders request that Expeditors International of Washington, Inc. ("Expeditors") report to shareholders on the effectiveness of the Company's diversity, equity, and inclusion efforts. The report should be done at reasonable expense, exclude proprietary information, and provide transparency on outcomes, using quantitative metrics for hiring, retention, and promotion of employees, including data by gender, race, and ethnicity.

Supporting Statement: Quantitative data is sought so investors can assess and compare the effectiveness of companies' diversity, equity, and inclusion programs.

Whereas:

Numerous studies have pointed to the benefits of a diverse workforce. Their findings include:

•
Companies with the strongest executive ethnic diversity were 33 percent more likely to have financial returns above their industry medians than those in the bottom quartile for executive ethnic diversity.1
•
Companies in the top quartile for gender diversity are 21 percent more likely to outperform on profitability.2
•
The 20 most diverse companies had an average annual five year stock return that was 5.8 percentage points higher than the 20 least diverse companies.3
•
There is a positive association between diversity in management and cash flow, net profit, revenue, and return on equity.4

Hiring, promotion and retention rate data show how well a company manages its workforce diversity.

Companies should look to hire the best talent. However, Black and Latino applicants face hiring challenges. Results of a meta-analysis of 24 field experiments found that, with identical resumes, white applicants received an average of 36 percent more callbacks than Black applicants and 24 percent more callbacks than Latino applicants.5

Promotion rates show how well diverse talent is nurtured at a company. Unfortunately, women and employees of color experience "a broken rung" in their careers; for every 100 men who are promoted, only 86 women are. Women of color are particularly impacted, comprising 17 percent of the entry-level workforce and only four percent of executives.6

Retention rates show whether employees choose to remain at a company. Morgan Stanley has found that employee retention above industry average can indicate a competitive advantage and higher levels

_____________________________

1
https://www.mckinsey.com/business-functions/people-and-organizational-performance/our-insights/delivering·throughdiversity
2
Ibid
3
https://www.wsj.com/articles/the-business-case-for-more-diversity-11572091200
4
https://www.asyousow.org/report-pages/workplace-diversity-and-financial-performance
5
https://hbr.org/2017/10/hiring-discrimination-against-black-americans-hasnt-declined-in-25-years
6
https://wiw-report.s3.amazonaws.com/Women_in_the_Workplace_202l.pdf

Notice of Annual Meeting & Proxy Statement | 40

of future profitability.7 Companies with high employee satisfaction have also been linked to annualized outperformance of over two percent.8

Ninety-four percent of the S&P 100 and 33 percent of the Russell 1000 have released, or have committed to release, their EEO-1 forms, a best practice in diversity data reporting. Between September 2020 and September 2022, S&P 100 companies increased by 298 percent their release of hiring rate data by gender, race and ethnicity; retention rate data by 481 percent; and promotion rate data by 300 percent.9 Companies that release, or have committed to release, inclusion data include Boeing, Norfolk Southern, Northrop Grumman, and Union Pacific.

Expeditors has not released its consolidated EEO-1 form, nor has it shared sufficient quantitative hiring, retention, and promotion data to allow investors to determine the effectiveness of its human capital management programs.

_____________________________

7
https://www.morganstanley.com/im/publication/insights/articles/article_culturequantframework_us.pdf
8
https://www.institutionalinvestor.com/article/bltx0zzdhhnf5x/Want-to-Pick-the-Best-Stocks-Pick-the-Happiest Companies?utm_medium=email&utm_campaign=The%20Essential%20ll%20100721&utm_content=The%20Essentia%l2011%20100721%20CID_eb103a9e15359075f72a85f7ff534c79&utm_source=CampaignMonitorEmail&utm_term=Want%20to%20Pick%20the%20Best%20Stocks%20Pick%20the%20Happiest%20Companies
9
https://www.asyousow.org/our-work/social-justice/workplace-equity

Company Statement in Opposition

The Board of Directors recommends that shareholders vote AGAINST this proposal.

Expeditors values investor engagement: we regularly receive input from the majority of our shareholder base and enjoy coverage by approximately 20 analysts who regularly assess our company operations and provide guidance to the investment community at large. We are proud of these interactions and the loyalty of those investors who know us well and who understand that Expeditors is diverse and inclusive by virtue of our strategy, culture, and global footprint.

Vis a vis this proposal, the Board agrees that the business outcomes implied in the request are important; in fact, they are central elements of our oversight. However, a “DEI Initiatives” report would not reflect nor do justice to how our business operates: it alone would not be illuminating; it would require resources to develop; and it would not advance an understanding of risk or opportunity. As such, we ask that shareholders not support its development through this proposal. We explain more below:

•
The Board holds management accountable to deliver the mission, to craft and execute a holistic strategy, to nurture an ethical and supportive culture, and to evidence all of that with consistent financial outcomes.
•
Expeditors’ founders over 40 years ago drafted a vision statement that centers on employees (we find this to be rare) and the company has never diverted from that commitment. The company vision statement says:

To create unlimited opportunities for our people through sustainable growth and strategic focus, inspiring our premier customer-focused logistics organization

•
Expeditors has grown from that founder group of eight individuals and zero revenue to an employee base of approximately 20,000 and revenues of $17 billion. While growing employees and revenue – all organically – Expeditors has consistently achieved top-tier operating margins and has been among the rare set of companies known as “Dividend Aristocrats.”

How have these results been achieved through an employee focus?

•
Expeditors operates a global customer service organization. Our hard assets are a few buildings and a lot of systems.
•
As of December 31, 2022, about 63% of our workforce was outside the United States, hired by more than 170 District Managers operating in over 60 countries.
•
Our strategy calls for managers to hire locally so that our operations tap into local knowledge and continue to reflect the diverse and vibrant communities we serve.
•
Diversity in recruiting has become a competitive advantage for Expeditors, where our practices of hiring locally (without always requiring college degrees or following well-worn job fair recruiting paths), and training and promoting from within, allowed our company to attract individuals from a wider and deeper talent pool.

Notice of Annual Meeting & Proxy Statement | 41

•
Our strategy requires managers of each office to assemble staff to deliver excellence in the areas of air, ocean, ground, customs, compliance, information security, and more. These managers tap highly diverse and local pools of individuals – with no college degree required – and train them on the technologies and business processes that make Expeditors excel for customers. Last year, the average age of our new hires in the United States was 31 years old.
•
Employees in every office align and collaborate with their global colleagues each day and differently each day, because handling a shipment from Point A to Point B takes a pair of logistics experts – and many more in between to support the transit points and infrastructure along the way. Our broad, multi-faceted global network of specialists representing countless ethnic, racial, religious, and other demographic groups around the globe is a critical part of what makes our network work so well.
•
The managers in our overseas offices would have trouble filling out a “DEI” report in that US‑centric labels do not neatly apply everywhere. But they all know their team’s success is on their shoulders and only through hiring, training, promotion, and retention will they get to achieve their business results and realize the company’s vision.
•
In the US, where about 37% of our employees work, our EEO-1 report for 2022 shows diversity in demographic terms as our workforce in the United States is comprised of:
o
7,000 individuals;
o
44% women; and
o
42% racially/ethnically diverse individuals.
•
In 2022, the second consecutive year marked by countless challenges for logistics providers, Expeditors experienced remarkably high employee retention rates across the globe.
•
Our global retention success feeds promotions and future growth. The company is known for its “promote from within” culture.
•
Countless stories of true economic mobility for individuals who may have started out from humble beginnings or hailed from under-served communities, and now enjoy self-reliance and financial stability because of their hard work and ingenuity.
•
Our executive team has an average tenure of 32 years. Ten out of 23 global executives are women and/or are of a diverse background (race, ethnicity, or sexual orientation) and eight out of the last 11 promotions into Expeditors’ senior executive team have been women and/or a person of a diverse background (race, ethnicity, or sexual orientation).

Conclusion:

•
Our success stems from our competitively distinct business strategy, built around our people first in a customer service company.
•
Our Board inspects for performance of the strategy and culture and understands the inputs go far beyond a “DEI” report which feels US-centric.
•
An inherent challenge with the request is that diversity metrics are not consistent worldwide; so, constructing a report within the confines of the proposal for a company with our global reach would necessarily entail making arbitrary, and likely contentious, categorizations that would inevitably fail to address the distinctions among each country’s views on important DEI initiatives. On top of this, some of this data collection and reporting may not be fully permitted under local laws.
•
Based on information as recent as January 2023, we can anticipate that the SEC will advance its framework for human capital disclosure requirements. With that, Expeditors will have a standard against which to report. To develop reports ahead of that feels premature and wasteful.
•
Until then, we believe that our current SEC filings and our Sustainability Report share the insights important to all stakeholders. Relative to our people, these materials highlight our Code of Business Conduct, our hiring outreach, our training investments, our governance principles around board and management succession planning, and more.

Accordingly, the Board of Directors unanimously recommends that the Shareholders vote AGAINST Proposal No. 6 – Shareholder Ratification of Excessive Termination Pay

X	The Board of Directors recommends a vote AGAINST this proposal.

Notice of Annual Meeting & Proxy Statement | 42

OTHER INFORMATION

Majority Vote Standard for Director Elections

The Company’s Bylaws require that in an uncontested election each Director will be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “for” a Director’s election exceeds the number of votes cast “against” that Director. A share that is otherwise present at the meeting but for which there is an abstention, or to which a shareholder gives no authority or direction, shall not be considered a vote cast.

In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected. An incumbent Director who is not elected because he or she does not receive a majority vote will continue to serve as a holdover Director until the earliest of: (a) 90 days after the date on which an inspector determines the voting results as to that Director; (b) the date on which the Board of Directors appoints an individual to fill the position held by that Director; or (c) the date of the Director’s resignation. Under the Company’s resignation policy, any Director who does not receive a majority vote in an uncontested election will resign immediately.

The Board may fill any vacancy resulting from the non-election of a Director as provided in the Company’s Bylaws. The Nominating and Corporate Governance Committee will consider promptly whether to fill the position of a nominee who fails to receive a majority vote in an uncontested election and may make a recommendation to the Board of Directors about filling the position. The Board will act on the Committee’s recommendation and, within 90 days after the certification of the shareholder vote, will disclose publicly its decision. Except as provided in the next sentence, no Director who fails to receive a majority vote for election will participate in the Committee recommendation or Board decision about filling his or her office. If no Director receives a majority vote in an uncontested election, then the incumbent Directors: (a) will nominate a slate of Directors and hold a special meeting for the purpose of electing those nominees as soon as practicable; and (b) may in the interim fill one or more positions with the same Director(s) who will continue in office until their successors are elected.

2022 CEO Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information to explain the relationship between the annual total compensation of our estimated median employee and the annual total compensation of Jeffrey S. Musser, President and Chief Executive Officer (the CEO).

For the year ended December 31, 2022, the annual total compensation of the estimated median employee (other than our CEO) was $74,687 and the annual total compensation of Mr. Musser was $10,833,047. Based on this information, the ratio of the annual total CEO compensation to the annual total compensation of the estimated median employee was 145 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices, geographic distribution of employees, and mix of salaried vs. hourly employees and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology we used in 2020 was as follows:

i.
We determined our employee population (including full-time and part-time), less employees from 10 countries, as allowed by the pay ratio rules of Item 402(u).
ii.
We used a consistently applied compensation measure, which included base salary, overtime, bonus, commission, and other compensation recorded in our payroll records and annualized the cash compensation recorded in our payroll systems of active employees on December 31, 2020.
iii.
For purposes of identifying the median employee, we utilized average foreign exchange rates in 2020.

Notice of Annual Meeting & Proxy Statement | 43

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information to explain the annual Compensation Actually Paid ("CAP") of our principal executive officer (the CEO); the average CAP of the other NEO; the Company’s cumulative total shareholder return (“TSR”); TSR for our self-selected peer group (the NASDAQ Industrial Transportation Index); Net Income; and that financial performance measure that we have determined most directly links operational performance to compensation actually paid to the our NEOs for the most recently completed fiscal year.

CAP, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year due to the impact of LTI within our pay program.

The following tables set forth information regarding CEO and average NEO CAP versus financial and operational performance for the year ended December 31, 2022; the measures that we deem to be most important when determining executive compensation; and a comparison of absolute CAP to the CEO and the average CAP to the NEO versus TSR for our Company and our select peer group and our Company’s Net Income and Operating Income:

					Value of Initial Fixed $100 Investment Based On:			Company-Selected
Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (1)(2)(5)(6)	Average Summary Compensation Table Total for Other NEOs (3)	Average Compensation Actually Paid to Other NEOs (2)(3)(5)(6)	Total Shareholder Return (4)	Peer Group Total Shareholder Return (4)	Net Income ($000)	Measure (CSM) Operating Income ($000)
2022	$10,833,047	$8,783,033	$6,675,790	$5,871,073	$137.78	$140.02	$1,360,605	$1,824,371
2021	$13,026,304	$17,822,709	$8,197,868	$10,080,541	$175.94	$165.47	$1,418,845	$1,909,326
2020	$7,405,851	$11,306,974	$4,440,906	$5,523,104	$123.45	$130.86	$698,214	$940,437

(1)
Mr. Jeffrey S. Musser was the CEO in 2020, 2021 and 2022.
(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay Versus Performance Table. Compensation actually paid (CAP) amounts include total compensation per the Summary Compensation Table, less grant date fair value of PSUs and RSUs, plus the change in fair value of equity awards during the current year. The following table details these adjustments.
(3)
In 2020, 2021 and 2022, the other NEOs were Messrs.: Eugene K. Alger, Daniel R. Wall, Richard H. Rostan and Bradley S. Powell.
(4)
Total Shareholder Return is determined based on the value of initial fixed investment of $100. The Peer Group Total Shareholder Return uses the NASDAQ Transportation Index.
(5)
At year-end 2021, PSUs granted in 2019 were remeasured assuming achievement of 200% of performance criteria for purposes of CAP compared to 100% at grant date.
(6)
At year-end 2020, PSUs granted in 2018 and 2020 were remeasured assuming achievement of 200% of performance criteria for purposes of CAP compared to 100% at grant date.

Year	Executive(s)	Summary Compensation Table Total	Subtract Stock Awards	Add Year-End Equity Value of Current Year Awards	Change in Value of Prior Equity Awards	Add Change in Value of Vested Equity Awards	Subtract Value of Equity Awards that Failed to Meet Vesting Conditions	Compensation Actually Paid
2022	CEO	$10,833,047	(2,895,962)	2,970,034	(784,213)	(1,339,873)	—	$8,783,033
	Other NEO	$6,675,790	(1,136,182)	1,015,272	(307,878)	(375,930)	—	$5,871,073
2021	CEO	$13,026,304	(2,896,946)	3,448,567	2,027,805	2,216,979	—	$17,822,709
	Other NEO	$8,197,868	(1,136,891)	1,353,375	796,050	870,139	—	$10,080,541
2020	CEO	$7,405,851	(2,406,138)	4,769,250	622,974	915,037	—	$11,306,974
	Other NEO	$4,440,906	(944,456)	1,871,983	244,461	(89,790)	—	$5,523,104

Most Important Performance Measures for Determining Executive Compensation
Operating Income
Earnings per Share
Net Revenues (non-GAAP)

Notice of Annual Meeting & Proxy Statement | 44

Absolute Pay vs TSR Alignment

Absolute Pay vs TSR Alignment
Compensation
TSR
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
240
220
200
180
160
140
120
100
2020
2021
2022
CEO Compensation Actually Paid
NEO Average Compensation Actually Paid
EXPD TSR
NASDAQ TRAN TSR
Operating Income (1)

Absolute Pay vs TSR Alignment TSR $1,40,00,000 $1,20,00,000 $1,00,00,000 $80,00,000 $60,00,000 $40,00,000 $20,00,000 $0 Compensation 240 220 200 180 160 140 120 100 2020 2021 2022 CEO Compensation Actually Paid NEO Average Compensation Actually Paid EXPD TSR NASDAQ TRAN TSR Operating Income(1)

(1)
Operating Income indexed to base 100 from 2019.

Other Business

As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the meeting. If any other business requiring a vote of the shareholders should properly come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

Certain Relationships & Related Transactions

The following section describes, since the beginning of the year ended December 31, 2022, (a) transactions in which the Company or any of its subsidiaries was a party, in which the amount involved exceeded $120,000 and in which a Director, a Director nominee, an executive officer, any immediate family member of a director, director nominee or executive officer, a security holder known to own more than 5% of the Company’s Common Stock or any immediate family member of the security holder had, or will have, a direct or indirect material interest or (b) certain business relationships that existed between the Company and Directors or director nominees, or between the Company and entities affiliated with such Directors or Director nominees. The Company’s written policy and procedures with respect to any related person transaction between the Company and any related person requiring disclosure under Item 404(a) of Regulation S-K under the Exchange Act, is that such transaction is consummated only if the Audit Committee approves or ratifies such transaction (or the disinterested members of the Board of Directors approve or ratify such transaction).

Glenn M. Alger, a Director, and Eugene K. Alger, an NEO, are brothers, and their compensation is described elsewhere in this proxy statement. Kurt Sabor is the son-in-law of Richard H. Rostan, President, Global Geographies and Operations. Kurt Sabor is the Branch Operations Manager for the Chicago office and earned total compensation of $636,559 in 2022. Quentin Bell is the brother of Blake Bell, President, Global Products. Quentin Bell is the District Manager for our Seattle office and earned total compensation of $537,385 in 2022.

Voting Procedures

Only shareholders of record at the close of business on March 7, 2023 (the Record Date) will be entitled to notice of and to vote at the meeting. On or about March 21, 2023, the Company will mail to shareholders either: (a) a notice of internet availability of proxy materials, which will indicate how to access the proxy materials on the internet, or (b) a copy of the Proxy Statement, a form of proxy and an Annual Report.

Notice of Annual Meeting & Proxy Statement | 45

You may instruct the proxies to vote ‘‘FOR’’ or ‘‘AGAINST’’ each proposal, or you may instruct the proxies to ‘‘ABSTAIN’’ from voting. Each share of our Common Stock outstanding on the record date will be entitled to one vote on each of the nine director nominees and one vote on each other proposal. If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. In the absence of instructions to the contrary, such shares will be voted in accordance with the Board’s recommendations.

Whether or not you plan to attend the meeting in person, please submit your vote and proxy by telephone, by mail or by internet in accordance with the instructions on your proxy card or voting instruction form. This will ensure a quorum at the meeting. The giving of the proxy will not affect your right to vote at the meeting if the proxy is revoked in the manner set forth below.

Abstentions are counted for quorum purposes. If you return a signed proxy card/voting instruction form to allow your shares to be represented at the Annual Meeting, but do not indicate how your shares should be voted on one or more proposals listed above, then the proxies will vote your shares as the Board of Directors recommends on those proposals.

Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to the Secretary of the Company, by executing and delivering to the Company another proxy dated as of a later date or by voting in person at the meeting.

If your common stock is held in “street name” through a broker, bank or other nominee, you will receive instructions from that organization that you must follow in order to have your shares voted. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of Directors and the non-binding vote approving compensation of NEO, and one shareholder proposal. If you hold your shares in street name and you do not instruct your bank or broker how to vote in these matters, no votes will be cast on your behalf. Your bank or broker will only have discretion to vote any uninstructed shares on the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm.

Voting Securities

The only outstanding voting securities of the Company are shares of Common Stock. As of the Record Date, there were 154,456,182 shares of Common Stock issued and outstanding, and each such share is entitled to one vote at the Annual Meeting. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock underlying abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of determining whether a quorum is present.

Under Washington law and the Company’s Bylaws, all proposals to be addressed at the Annual Meeting of Shareholders, including the election of each Director, will be approved if the votes cast by voters physically present at the Annual Meeting or represented by proxy in favor of the proposal or Director exceed the votes cast against such proposal or Director, as applicable. Abstentions and, except for Proposal 4, broker non-votes will not be counted either in favor of or against such proposals or the election of such Directors and, therefore, will have no effect on the outcomes of such proposals or the election of such Directors. For Proposal 4, the ratification of the appointment of KPMG as the Company's independent registered public accounting firm, brokers will have the discretion to vote uninstructed shares. For Proposal 3 regarding the frequency of the “Say-on-Pay” advisory vote, you may vote “1 year,” “2 years,” “3 years,” or abstain. A plurality of votes, meaning the highest number of “for” votes, will be the advisory vote of the shareholders.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to any of the matters being voted on. Proxies and ballots will be received and tabulated by Computershare Trust Company, N.A., an independent business entity not affiliated with the Company. The Common Stock is listed for trading on the NASDAQ Global Select Market under the symbol EXPD. The last sale price for the Common Stock, as reported by NASDAQ on March 7, 2023, was $109.61 per share.

Solicitation of Proxies

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, Directors and regular supervisory and executive employees of the Company; none will receive any additional compensation for their services. In addition, the Company has agreed to pay the firm of D.F. King & Co., Inc. a fee of $10,500 plus reasonable expenses for proxy solicitation services. Solicitations of proxies may be made personally, or by mail, email, telephone, facsimile or messenger.

Notice of Annual Meeting & Proxy Statement | 46

The Company, if requested, will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All such costs of solicitation of proxies will be paid by the Company.

Deadlines for Shareholder Proposals for the 2023 Annual Meeting of Shareholders

Pursuant to Rule 14a-8 under the Exchange Act, certain shareholder proposals may be eligible for inclusion in the Company’s proxy materials for the 2024 Annual Meeting of Shareholders. In order to be eligible for inclusion, such proposals must be received by the Secretary at the Company’s principal executive offices no later than November 22, 2023. Such proposals also must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored materials.

The Company’s Bylaws provide a formal procedure for bringing business before the Annual Meeting of Shareholders. A shareholder proposing to present a matter (other than a proposal brought pursuant to Rule 14a-8 under the Exchange Act) before the 2024 Annual Meeting of Shareholders or to nominate a candidate for election to the Board of Directors at the 2024 Annual Meeting of Shareholders (other than a proxy access candidate) must deliver notice of the proposal or nomination to the Secretary at the Company’s principal executive offices between the close of business on January 3, 2024 through the close of business on February 2, 2024 In the event that the date of the Annual Meeting of Shareholders is more than 30 days before or more than 60 days after May 7, 2024, notice of the proposal or nomination must be delivered to the Secretary at the Company’s principal executive offices not earlier than the 120th day prior to the date of the Annual Meeting and not later than the later of the 90th day prior to the date of the Annual Meeting or, if the first public announcement of the date of the Annual Meeting is less than 100 days prior to the date of the Annual Meeting, the 10th day following the day on which the Company first makes a public announcement of the date of the meeting. The shareholder’s notice must include the specified information concerning the proposal or nominee as described in the Company’s Bylaws. The Company will not consider any proposal or nomination that does not meet the Company’s bylaw requirements or SEC requirements for submitting a proposal or nomination. Pursuant to Rule 14a-4(c)(1) under the Exchange Act, the proxies designated by the Company for the 2024 Annual Meeting of Shareholders will have discretionary authority to vote with respect to any matter presented at the meeting if the Company has not received notice of the matter by the dates required under the Company’s Bylaws, as described above, and in certain other instances specified in that rule. To comply with the universal proxy rules, once effective, shareholders who intend to solicit proxies for shareholder director nominations must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than February 2, 2024.

An eligible shareholder seeking to nominate a proxy access candidate for election to the Board of Directors at the 2024 Annual Meeting of Shareholders must deliver notice of the nomination to the Secretary at the Company’s principal executive offices between the close of business on October 23, 2023 through the close of business on November 22, 2023.

A shareholder seeking to recommend a nominee to the Nominating and Corporate Governance Committee for election to the Board of Directors at the 2024 Annual Meeting of Shareholders must deliver notice of the nomination to the Secretary at the Company’s principal executive offices by November 22, 2023.

The Company’s Bylaws contain an advance notice provision with respect to matters to be brought at an annual meeting of stockholders. To be in proper form, whether in regard to a nominee for election to the Board of Directors or other business, a Noticing Shareholder’s notice to the Secretary must, among other provisions, make a representation whether the Holder intends or is part of a group which intends (1) to solicit proxies or votes in support of such di-rector nominees or nomination in accordance with Rule 14a-19 under the Exchange Act, and (2) whether or not the Holder will deliver a proxy statement and form of proxy to holders of at least 67 percent of the voting power of all of the shares of capital stock of the corporation entitled to vote on the election of directors. Other advance notice provisions with respect to matters to be brought at an annual meeting of stockholders are contained within the Company’s current Bylaws.

Notice of Annual Meeting & Proxy Statement | 47

Householding

In line with our green initiatives and to reduce the expenses of delivering duplicate materials, we are taking advantage of the Securities and Exchange Commission’s “householding” rules, which permit us to deliver only one set of proxy materials (or one Notice of Internet Availability of Proxy Materials) to shareholders who share an address unless otherwise requested. If you share an address with another shareholder and have received only one set of materials, you may request a separate copy at no cost to you by contacting your broker, if you hold shares in a brokerage account. If you are a registered shareholder and would like to either participate in householding or receive separate copies of this year’s and/or future proxy materials, please contact our transfer agent, Computershare, by regular mail at P.O. PO BOX 43006, Providence, RI 02940-3006; or by overnight delivery at 150 Royall St., Suite 101, Canton, MA 02021; or by telephone at +1-781-575-2879 or toll free at +1-877-498-8861.

Notice of Annual Meeting & Proxy Statement | 48

Expeditors ®

Expeditors® VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
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C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., Central Time, on May 2, 2023.

Online
Go to **www.envisionreports.com/expd** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Annual Meeting Proxy Card

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1. Election of Directors:

	For	Against	Abstain
2. Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐
4. Ratification of Independent Registered Public Accounting Firm	☐	☐	☐
6. Shareholder Proposal	☐	☐	☐

C 1234567890 JNT

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03RW6F

MMMMMMMMMMMM MMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Proposals — The Board of Directors Recommends that you vote FOR all nominees, FOR proposals 2 and 4, ONE YEAR for proposal 3 and AGAINST proposals 5 and 6. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Glenn M. Alger 02 - Robert P. Carlile 03 - James M. DuBois + 04 - Mark A. Emmert 05 - Diane H. Gulyas 06 - Jeffrey S. Musser 07 - Brandon S. Pedersen 08 - Liane J. Pelletier 09 - Olivia D. Polius 2. Advisory Vote to Approve Named Executive Officer Compensation For Against Abstain 3. Approve the Frequency of Advisory Votes on Named Executive Officer Compensation 1 Year 2 Years 3 Years Abstain A For Against Abstain 4. Ratification of Independent Registered Public Accounting Firm 5. Shareholder Proposal: Shareholder Ratification of Excessive Termination Pay 6. Shareholder Proposal Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 564998 + 03RW8F
• IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Proxy — Expeditors International of Washington, Inc. Notice of 2023 Annual Meeting of Shareholders Corporate offices 3545 Factoria Blvd SE, Bellevue, WA 98006 Proxy Solicited by Board of Directors for Annual Meeting – Tuesday, May 2, 2023 Jeffrey F. Dickerman, Bradley S. Powell, Benjamin G. Clark, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Expeditors International of Washington, Inc. to be held on Tuesday, May 2, 2023 at 8:00 a.m. PDT at the Company’s offices, 3545 Factoria Blvd SE, Bellevue, WA 98006, or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR proposals 2 and 4, ONE YEAR for proposal 3; andAGAINST proposals 5 and 6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)